Exhibit 4.2

THE MCCLATCHY COMPANY

as Issuer

THE SUBSIDIARY GUARANTORS PARTIES
HERETO

9.00% Senior Secured Notes due 2022

INDENTURE

Dated as of December 18, 2012

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

as Trustee

and

as Collateral Agent

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
303		1.4
310	(a)(1)	7.9
	(a)(2)	7.9
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.9
	(b)	7.9
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.18
	(c)	12.18
313	(a)	7.12
	(b)	7.12
	(b)(1)	7.12
	(b)(2)	7.6; 7.12
	(c)	7.12; 12.1
	(d)	7.12
314	(a)	5.3; 12.3
	(a)(1)	6.2
	(a)(4)	3.13; 12.3
	(b)	N.A.
	(c)(1)	12.2
	(c)(2)	12.2
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.2; 12.3
	(f)	N.A.
315	(a)	7.1(b); 7.2
	(b)	7.5; 12.1
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
316	(a) (last sentence)	2.16
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.17
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.17
	(c)	12.17

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

i

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Intercreditor Agreement
EXHIBIT E	Form of Permitted Junior Lien Intercreditor Agreement

v

INDENTURE, dated as of December 18, 2012 (this “Indenture”), among THE MCCLATCHY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Recitals of the Company

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1.            Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“3-16 Limitation” shall mean any assets that are excluded from the Collateral pursuant to clause (vii) of the definition of “Excluded Property” in the Security Agreement.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person is merged or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, as determined by the Company with respect to a Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on December 15, 2017 as set forth in Section 5.1(a), plus (ii) the remaining scheduled interest payments due on such Note through December 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

“Asset Disposition” means any sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or local ownership shares) (it being understood that the Capital Stock of the Company is not an asset of the Company), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)           the disposition of Cash Equivalents in the ordinary course of business or the voluntary termination of Hedging Obligations;

(3)           a disposition of inventory in the ordinary course of business;

(4)           a disposition of used, obsolete, worn out, damaged or surplus equipment or equipment or assets that are no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 4.1 or any disposition that constitutes a Change of Control;

(6)           an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)           for purposes of Section 3.7 only, the making of a Permitted Investment or a disposition subject to Section 3.4;

(8)           dispositions of Capital Stock of a Restricted Subsidiary or property or other assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $10.0 million;

(9)           the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)         the licensing or sublicensing of patents, trade secrets, know-how and other intellectual property, know-how or other general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of the Company and its Restricted Subsidiaries as operated immediately prior to the granting of such license, lease or sublease;

(12)         to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Related Business;

(13)         foreclosure on assets or transfers by reason of eminent domain;

(14)         any sale of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)         a Sale/Leaseback Transaction that is made for cash consideration in an amount not less than the cost of the underlying fixed or capital asset and is consummated within 180 days after the Company or any Restricted Subsidiary acquires or completes the acquisition of such fixed or capital asset;

(16)         the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets;

(17)         operating leases in the ordinary course of business;

(18)         the surrender or waiver of contract rights or litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind;

(19)         the contribution of any real property (including, without limitation, land, buildings and fixtures) by the Company or any of its Restricted Subsidiaries to a pension plan to satisfy funding obligations of the Company or any of its Restricted Subsidiaries under such plan; and

(20)         the transfer of improvements, additions or alterations in connection with the lease of any property.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means:

(1)           with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)           U.S. dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4)           certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A2” or the equivalent thereof by Moody’s Investors Service, Inc. or (y) the short term commercial paper of such commercial bank or its parent company is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any bank meeting the qualifications specified in clause (4) above;

(6)           commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)           instruments equivalent to those referred to in clauses (1) through (6) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(8)           interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above;

(9)           money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by Standard & Poor’s Ratings Group, Inc. or “Aaa” or the equivalent thereof by Moody’s Investors Service, Inc. and (iii) have portfolio assets of at least $5.0 billion; and

(10)         in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Cash Management Obligations” means obligations of the Company or any Subsidiary in relation to treasury, depository or cash management services agreements (including, without limitation, purchase cards).

“Change of Control” means:

(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)           during any period of twelve consecutive months, a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3)           the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Restricted Subsidiary; or

(4)           the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, neither the ownership nor acquisitions of shares of the Capital Stock of the Company by, nor the transfers of shares of the Capital Stock of the Company between, Members of the McClatchy Family or any McClatchy Family Entity shall constitute a Change in Control.  For purposes of this definition, “McClatchy Family Entity” shall mean a Person in which Members of the McClatchy Family beneficially own (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof) more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the Security Agreement and any other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Secured Parties.

“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means The McClatchy Company until a successor replaces it pursuant to Section 4.1(c) and, thereafter, means such successor.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)           increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)           consolidated interest expense; plus

(b)           Consolidated Income Taxes; plus

(c)           consolidated depreciation expense; plus

(d)           consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”; plus

(e)           other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f)            any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock); plus

(g)           any fees, charges or other expenses made or Incurred in connection with any actual or proposed Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or Incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of Financial Accounting Standards 141R); plus

(h)           the amount of any restructuring charges (including lease termination, severance and relocation expenses), integration costs or other business optimization expenses or reserves or other non-recurring charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i)            without duplication, for those fiscal periods completed prior to the Issue Date, all adjustments to EBITDA for such period used to calculate Adjusted EBITDA for such period as disclosed in the “Summary—Summary historical consolidated financial and other data” section of the Offering Memorandum;

(2)           decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced EBITDA in any prior period); and

(3)           increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a)           any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133;

(b)           all unrealized gains and losses relating to financial instruments to which fair market value accounting is applied;

(c)           any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(d)           effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (e) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary (other than a Subsidiary Guarantor) was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Lease Obligations that are allocable to interest expense, excluding (v) any write-offs of capitalized fees under the Credit Facility and all amendments thereto, (w) all non-cash charges for the amortization of purchase price adjustments in connection with the acquisition of Knight-Ridder, Inc., (x) all non-cash charges for the amortization of original issue discount with respect to the Notes, (y) all non-cash interest required to be recognized in accor dance with GAAP with respect to the Miami Property and (z) any interest on tax reserves to the extent the Company has elected to treat such interest as an interest expense under FIN 48 since its adoption.

“Consolidated Leverage Ratio” means at any date of determination the ratio of:  (1) the sum of the aggregate outstanding amount of Indebtedness of the Company and the Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (2) the Company’s Consolidated EBITDA for the four most recently completed fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which financial statements are publicly available.

For purposes of this definition, the Company’s “Consolidated EBITDA” shall be calculated on a pro forma basis after giving effect to any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) Incurring Indebtedness and the application of the proceeds from any Asset Disposition) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Disposition or Asset Acquisition occurred on the first day of the Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Asset Disposition or Asset Acquisition which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Asset Disposition or Asset Acquisition as the result of specified actions taken or to be taken within six (6) months after such date) and, except as otherwise provided herein or (y) determined in accordance with Regulation S-X.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (before preferred stock dividends); provided, however, that there will not be included in such Consolidated Net Income:

(1)           any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)           subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Person for such period will be included (and, without duplication, and to the extent such amounts decreased the Company’s equity in the net income of any such Person for such period, shall be increased by the Company’s Proportionate Equity Share of the amounts described in clauses (1)(a), (1)(b), (1)(c) and 1(d) of the definition of Consolidated EBITDA that decreased the net income of such Person during such period) in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period or, without duplication, within three months following the last day of such period and prior to the date of determination or which the Company has determined as of such date of determination will be distributed imminently in respect of such period (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)           the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)           solely for the purpose of determining the amount available for Restricted Payments under Section 3.4(a)(iv)(3)(A), any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)           subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)           the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)           any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) other than in the ordinary course of business;

(4)           any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)           the after-tax effect of extraordinary gain or loss;

(6)           the after-tax effect of the cumulative effect of a change in accounting principles;

(7)           any after-tax effect of non-cash impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”; and

(8)           any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:  (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its entire Board of Directors in which such individual is named as a nominee for director.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Issuers or Holders pursuant to the procedures set forth in Section 12.1.

“Credit Facility” means the amended and restated credit agreement dated as of the Issue Date, by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent and collateral agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 3.3 and 3.5).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Facility” or “Debt Facilities” means, with respect to the Company or any Subsidiary Guarantor, one or more financing arrangements (including, without limitation, credit facilities, indentures and note purchase agreements and including the Credit Facility) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company as additional guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Non-cash Consideration” means any consideration which is not cash or Cash Equivalents received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by the Company at the time of such Asset Disposition.  Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been transferred, sold or otherwise exchanged for or converted into or for cash or Cash Equivalents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)), or (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 3.9 and Section 3.7 and unless such repurchase or redemption would comply with Section 3.4.

“Equity Offering” means a public or private offering for cash by the Company of its Common Stock, perpetual Preferred Stock or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.6(i) hereof or pursuant to a registered exchange offer for Notes with a Private Placement Legend.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Existing Notes” means the Company’s 4.625% Notes due November 1, 2014, 5.750% Notes due September 1, 2017, 7.15% Debentures due November 1, 2027 and 6.875% Debentures due March 15, 2029 and any Refinancing Indebtedness in respect of any such debt securities (including successive Refinancings).

“Fair Market Value” means, with respect to any property, the price that would reasonably be expected to be paid in an arm’s length free-market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $50.0 million, in good faith by any member of the Senior Management of the Company and (y) if such decision involves the determination of Fair Market Value in excess of $50.0 million, in good faith by the Board of Directors of the Company.

“Family Percentage Holding” means the aggregate percentage of the securities held by a Qualified Trust representing, directly or indirectly, an interest in voting shares or rights to voting shares of the Company that it is reasonable, under all the circumstances, to regard as being held beneficially for Qualified Persons (or any class consisting of two or more Qualified Persons); provided, however, always that in calculating the Family Percentage Holding (A) in respect of any power of appointment or discretionary trust capable of being exercised in favor of any of the Qualified Persons such trust or power shall be deemed to have been exercised in favor of Qualified Persons until such trust or power has been otherwise exercised; (B) where any beneficiary of a Qualified Trust has assigned, transferred or conveyed, in any manner whatsoever, his or her beneficial interest to another Person, then, for the purpose of determining the Family Percentage Holding in respect of such Qualified Trust, the Person to whom such interest has been assigned, transferred or conveyed shall be regarded as the only Person beneficially interested in the Qualified Trust in respect of such interest but in the case where the interest so assigned, transferred or conveyed is an interest in a discretionary trust or is an interest which may arise as a result of the exercise in favor of the assignor of a discretionary power of appointment and such discretionary trust or power of appointment is also capable of being exercised in favor of a Member of McClatchy Family, such discretionary trust or power shall be deemed to have been so exercised in favor of Qualified Persons until it has in fact been otherwise exercised; and (C) the interest of any Permitted Residuary Beneficiary shall be ignored until its interest has indefeasibly vested.

“First Lien Obligations” means Priority Payment Lien Obligations, the Notes Obligations and Pari Passu Lien Indebtedness.

“Foreign Subsidiary” means (i) any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary and (ii) any Restricted Subsidiary that is a Subsidiary of a Restricted Subsidiary described in clause (i) above that is a “controlled foreign corporation” for purposes of the Internal Revenue Code of 1986, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; provided that, except as otherwise provided in this Indenture, all calculations made for purposes of determining compliance with the terms of this Indenture shall use GAAP as in effect on the Issue Date.  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 or 2.6 hereof.

“Good Faith by the Company” means the decision in good faith by a responsible financial or accounting officer of the Company.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) whose total assets, as of that date, are less than $5.0 million and whose total revenues for the most recent 12-month period do not exceed $5.0 million; provided that a Wholly-Owned Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Incurs any Pari Passu Lien Indebtedness or Priority Payment Lien Obligations.

“Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.  Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto; except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business) other than obligations with respect to letters of credit, bankers’ acceptances or similar instruments securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit, bankers’ acceptances or similar instruments are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, bankers’ acceptances or similar instruments;

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)           Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such indebtedness of such other Persons;

(8)           the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

(9)           to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

In no event shall the term “Indebtedness” include (i) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (ii) obligations in respect of performance, appeal or other surety bonds or completion guarantees incurred in the ordinary course of business, (iii) except as provided in clause (5) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (iv) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP or (v) any customer deposits or advance payments received in the ordinary course of business.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness.  Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness,” provided that such money is held to secure the payment of such interest.

“Independent Financial Advisor” means (1) an accounting, appraisal or investment banking firm or (2) a consultant to Persons engaged in a Related Business, in each case, of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $910,000,000 in aggregate principal amount of 9.00% Senior Secured Notes due 2022 of the Company issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA), LLC.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders, Bank of America, N.A., as collateral agent for the lenders under the Credit Facility, and the other parties from time to time thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means December 15 and June 15 of each year, commencing on June 15, 2013 and ending at the Stated Maturity of the Notes.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business;

(3)           an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company;

(4)           a deposit of funds in connection with an acquisition; provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person who made it;

(5)           an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and

(6)           licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business.

For purposes of Section 3.4, (1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets (as conclusively determined in good faith by the Board of Directors of the Company) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade Rating.

“Issue Date” means December 18, 2012.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Member of the McClatchy Family” means:  (1) Trust for the Primary Benefit of James B. McClatchy, Trust for the Primary Benefit of William Ellery McClatchy, Trust for the Primary Benefit of Charles K. McClatchy, Trust for the Primary Benefit of Sue Stiles, James B. McClatchy Trust, McClatchy 1997 Charitable Remainder Trust, Molly Maloney Evangelisti, Brown McClatchy Maloney, Betty Lou Maloney Trust, William Ellery McClatchy, Kevin McClatchy, Adair McClatchy, Carlos McClatchy, William McClatchy, Trust A U/W of C. K. McClatchy, Trust FBO Britney Beth Maloney, Trust FBO Cortney Cate Maloney, Trust FBO Blaire Brinnen Maloney, Trust FBO Mallory McClatchy Maloney, 1993 Revocable Trust FBO Charles McClatchy, and Carolan Kelly Stiles; (2) the spouse, for the time being and from time to time, of any Person listed in clause (1) above; (3) after the death of any Person listed in clause (1) above, the widow or widower, if any, of any Person listed in clause (1) above; (4) the issue of any Person listed in clause (1) above; (5) individuals adopted by any Person listed in clause (1) above or adopted by any of the issue of any Person listed in clause (1) above; provided, however, that such individuals have not attained the age of majority at the date of such adoption, together with the issue of any such adopted individuals; provided that if any Person is born out of wedlock he shall not be deemed to be the issue of another Person for the purposes hereof unless and until he is proven or acknowledged to be the issue of such Person; or (6) a Qualified Trust, but only to the extent of its Family Percentage Holding of voting shares or rights to voting shares of the capital stock of the Company at such time.

“Miami Property” means the real property described in that certain Contract for Purchase and Sale of Real Property effective as of March 3, 2005 by and between The Miami Herald Publishing Company, Richwood, Inc., KR and Citisquare Group, LLC.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition, (2) all payments made on any Indebtedness (other than Priority Payment Lien Obligations, Pari Passu Lien Indebtedness and Indebtedness secured by Liens that are junior to the Liens securing the Notes) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and (5) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); provided, however, that in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Available Cash shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock of the Company or any Restricted Subsidiary or Indebtedness, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes, treated as a single class of securities.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes First Lien Percentage” means, at any time for purposes of Section 3.7, a fraction (expressed as a percentage), the numerator of which is the outstanding principal amount of the Notes at such time and the denominator of which is the outstanding principal amount of all outstanding Pari Passu Lien Indebtedness (including the Notes) at such time requiring a prepayment from a specified Asset Disposition.

“Notes Obligations” means the “Secured Obligations” as defined in the Security Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated as of December 3, 2012, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person.  “Officer” of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Pari Passu Lien Indebtedness” means any Indebtedness that is secured by a Lien permitted by clause (1) or (35) (or, to the extent relating to Refinancings of Indebtedness secured by Liens permitted by either such clause, (19)) of the definition of “Permitted Liens” and the

Obligations in respect of which Indebtedness that do not constitute Priority Payment Lien Obligations.

“Pari Passu Indebtedness Secured Parties” means the holders of Notes Obligations and Obligations in respect of other Pari Passu Lien Indebtedness

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)           the Company or a Restricted Subsidiary, including through the purchase of Capital Stock of a Restricted Subsidiary;

(2)           any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Related Business if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)           cash and Cash Equivalents or Investments that constituted Cash Equivalents at the time made;

(4)           receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           commission, relocation, entertainment, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           loans or advances to, or guarantees of third party loans to, employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $5.0 million with respect to all loans or advances or guarantees made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7)           any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)           in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a judgment, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)           as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)           in the form of notes payable, or stock or other securities issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to the settlement of such account debtor’s accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business;

(8)           Investments made as a result of the receipt of non-cash consideration (including Designated Non-cash Consideration) from an Asset Disposition that was made pursuant to and in compliance with Section 3.7 or any other disposition of assets not constituting an Asset Disposition;

(9)           Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, or Investments purchased or received in exchange for such Investments, existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(10)         any Person to the extent such Investments consist of Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

(11)         Guarantees of Indebtedness issued in accordance with Section 3.3;

(12)         Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)         Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(14)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility, unemployment insurance, workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(15)         prepayments and other credits to suppliers made in the ordinary course of business;

(16)         endorsements of negotiable instruments and documents in the ordinary course of business;

(17)         loans or advances or similar transactions with customers, distributors, clients, developers, suppliers or purchasers of goods or services in the ordinary course of business;

(18)         Investments by the Company in connection with joint production arrangements in the form of dispositions of equipment to a joint venture entity in exchange for Capital Stock of or Indebtedness of the joint venture entity so long as within 30 days after such disposition but subject to the definition of Excluded Property, the Company’s or the applicable Restricted Subsidiary’s Capital Stock or Indebtedness in such entity are pledged to the Collateral Agent; and

(19)         Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (19), in an aggregate amount at the time of such Investment not to exceed $150.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Lien Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent, one or more collateral agents for any other class of First Lien Obligations and the trustee or agent for the holders of any obligations secured by Liens that are subordinated to the Liens securing the Notes and any other First Lien Obligations, substantially in the form of Exhibit E (with such changes as the Company determines are not adverse to the Holders in any material respect as set forth in an Officer’s Certificate).

“Permitted Liens” means, with respect to any Person:

(1)           Liens on the Collateral securing Indebtedness Incurred pursuant to Section 3.3(b)(i);

(2)           pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old-age pensions and other social security or retirement benefits or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)           Liens imposed by law and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, in each case Incurred in the ordinary course of business;

(4)           Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)           Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)           minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)           Liens securing Hedging Obligations relating to Indebtedness so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)           leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)           judgment Liens not giving rise to an Event of Default and Liens securing appeal or surety bonds related to such judgment so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)         Liens for the purpose of securing (A) any Attributable Indebtedness in respect of a Sale/Leaseback Transaction Incurred pursuant to Section 3.3(b)(xvii) or (B) the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, Purchase Money Indebtedness or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, in the case of this subclause (10)(B):

(a)           the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved plus reasonable fees and expenses of such Person incurred in connection therewith; and

(b)           such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds thereof;

(11)         Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;

(12)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)         Liens existing on the Issue Date (other than Liens permitted under clause (1) above or clause (35)(x)(A) below);

(14)         Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)         Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)         Liens on Capital Stock of Unrestricted Subsidiaries and Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary; provided that such Liens were not incurred in connection with or in contemplation of such designation;

(18)         deposits as security for contested taxes or contested import to customs duties;

(19)         Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (1), (10), (13), (14), (15), (19) or (35)(y) of this definition;

provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being Refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(20)         any interest or title of a lessor under any operating lease;

(21)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)         Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25)         Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(26)         Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27)         Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness incurred pursuant to Section 3.3(b)(xii) to finance the payment of premiums on the insurance policies subject to such Liens;

(28)         statutory, common law or contractual Liens of landlords;

(29)         customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted under Section 3.3 is Incurred;

(30)         Liens on any cash earnest money deposit made by the Company or any Restricted Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Indenture;

(31)         Liens in favor of credit card processors granted in the ordinary course of business;

(32)         Liens arising in connection with Cash Equivalents describe in clause (5) of the definition of Cash Equivalents;

(33)         Liens securing other obligations in an amount not to exceed $25.0 million at any time outstanding;

(34)         Liens securing cash management obligations incurred in the ordinary course of business; and

(35)         Liens securing (x)(A) Indebtedness Incurred pursuant to Section 3.3(b)(ii), (B) Hedging Obligations and Cash Management Obligations that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to Section 3.3(b)(ii) and (C) Liens on cash or deposits granted to the collateral agent with respect to Indebtedness Incurred pursuant to Section 3.3(b)(ii) in respect of letters of credit issued and outstanding thereunder and (y) additional Pari Passu Lien Indebtedness in excess of the maximum amount permitted by clause (x)(A) above to the extent that after giving pro forma effect to the Incurrence of such Indebtedness under this clause (y) and the application of the proceeds therefrom on such date, the Priority Leverage Ratio of the Company and the Restricted Subsidiaries would not exceed 2.75 to 1.00; provided that such Liens are subject to the terms of the Intercreditor Agreement; provided, further, that for all purposes of this clause (35) only, Indebtedness under a revolving credit facility shall be deemed to be Incurred on the date on which commitments are provided with respect thereto and shall be deemed to have remained outstanding at all times until such commitments have been terminated.

“Permitted Residuary Beneficiary” means any Person who is a beneficiary of a Qualified Trust and, under the terms of the Qualified Trust, is entitled to distributions out of the capital of such Qualified Trust only after the death of all of the Qualified Persons who are beneficiaries of such Qualified Trust.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Leverage Ratio” means, at any date, the ratio of:

(i)            the sum, without duplication, of (x) the aggregate principal amount of Priority Payment Lien Obligations and Pari Passu Lien Indebtedness of the Company and its Restricted Subsidiaries and (y) the aggregate principal amount of Indebtedness (other than Guarantor Subordinated Obligations) of the Subsidiary Guarantors, in each case, as of such date of calculation (determined on a consolidated basis in accordance with GAAP); provided that for purposes of calculating the Priority Leverage Ratio other than for purposes of determining the permissibility of any transaction under Section 3.4, without duplication (A) Indebtedness under a revolving credit facility shall be deemed to be Incurred on the date on which commitments are provided with respect thereto and shall be deemed to have remained outstanding at all times until such commitments have been terminated and (B) the maximum permitted amount of Priority Payment Lien Obligations then permitted to be Incurred shall be deemed to be outstanding, to

(ii)           Consolidated EBITDA of the Company for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred;

and in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Leverage Ratio.”

“Priority Payment Lien Obligations” means Obligations under (i) the Credit Facility as in effect on the Issue Date (and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof) and any other Indebtedness secured by Liens permitted by clause (35)(x)(A) of the definition of Permitted Liens that the Company has designated as “Priority Payment Lien Obligations” under the Intercreditor Agreement; provided that any Obligations in respect of loans, notes or letters of credit in excess of $100.0 million in the aggregate shall not constitute Priority Payment Lien Obligations pursuant to this clause (i), and (ii) Hedging Obligations and Cash Management Obligations that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to Section 3.3(b)(ii).

“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Proportionate Equity Share” means, with respect to the Company’s equity in the net income of any Person included in the Company’s Consolidated Net Income pursuant to clause (1) of the definition thereof, the ratio of the Company’s equity in the net income of such Person during the applicable period to the total net income of such Person for such period.

“Purchase Money Indebtedness” means Indebtedness (including Capitalized Lease Obligations) Incurred (within 365 days of such purchase or lease) to finance or refinance the purchase, lease, construction, installation, or improvement of any assets used or useful in a Related Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets).

“Qualified Person” means a Person referred to in clauses (1) through (5) of the definition of Member of the McClatchy Family or the spouse, widow or widower for the time being and from time to time of any Person described in clause (4) or (5) of the definition of “Member of the McClatchy Family.”

“Qualified Trust” means a trust (whether testamentary or inter vivos) any beneficiary of which is a Qualified Person.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means December 1 and June 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary (except that a Subsidiary Guarantor shall not Refinance Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor)), including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)           if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Notes, the entire principal amount of the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)           the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced at such time;

(3)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums required by the instruments governing such existing Indebtedness or premiums necessary to effectuate such Refinancing and costs, fees and expenses Incurred in connection therewith);

(4)           if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced; and

(5)           Refinancing Indebtedness shall not include (x) Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor, (y) Indebtedness of a Subsidiary Guarantor that refinances Existing Notes that mature after December 15, 2022 or (z) Indebtedness of a Subsidiary Guarantor that refinances

Existing Notes that mature on or prior to December 15, 2022 unless (i) on the date such Indebtedness is Incurred and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis the Priority Leverage Ratio would be no greater than 2.75 to 1.00 or (ii) such Indebtedness constitutes Guarantor Subordinated Obligations.

“Registration Rights Agreement” means (1) in the case of the Initial Notes, the registration rights agreement dated December 18, 2012, among the Company, the Subsidiary Guarantors and the initial purchasers named therein, entered into in connection with the Initial Notes and (2) in the case of any Additional Notes, any registration rights agreement with respect to such Additional Notes entered into in connection with the initial issuance thereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing, including without limitation, the online business of the Company and its Restricted Subsidiaries.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, it means the comparable period of 40 consecutive days.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Party” means (i) the Holders, (ii) the Trustee, (iii) the Collateral Agent and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated December 18, 2012, among the Company, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Senior Management” means the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.  No Indebtedness of the Company shall be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company solely by virtue of Liens, guarantees, maturity or payments or structural subordination.

“Subsidiary” of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.  Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“substantially concurrent” means, with respect to two or more events, the occurrence of such events within 45 days of each other.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof, except as provided in Section 9.6 hereof.

“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means, as obtained by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2017; provided, however, that if the period from the Redemption Date to December 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)           such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)           all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter while they are Unrestricted Subsidiaries, consist of Non-Recourse Debt;

(3)           such designation and the Investment of the Company in such Subsidiary complies with Section 3.4;

(4)           such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)           such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)           to subscribe for additional Capital Stock of such Person; or

(b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a) on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or local ownership shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2.            Other Definitions.

Term	Defined in Section
“Actual Knowledge”	7.2(g)
“Additional Notes”	2.2
“Affiliate Transaction”	3.8(a)
“Asset Disposition Offer”	3.7(c)
“Asset Disposition Offer Amount”	3.7(d)
“Asset Disposition Offer Period”	3.7(d)
“Asset Disposition Purchase Date”	3.7(d)
“Bankruptcy Law”	6.1
“Change of Control Offer”	3.9(b)
“Change of Control Payment”	3.9(b)(i)
“Change of Control Payment Date”	3.9(b)(ii)
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
“Defaulted Interest”	2.12
“DTC”	2.1(b)
“Event of Default”	6.1
“Excess Proceeds”	3.7(c)
“Guarantor Obligations”	10.1
“Initial Lien”	3.5
“legal defeasance option”	8.1(b)
“Notice of Default”	6.1
“Paying Agent”	2.3
“payment default”	6.1(a)(vi)(A)
“Redemption Date”	5.4
“Registrar”	2.3
“Reinstatement Date”	3.12(b)
“Restricted Payment”	3.4(a)
“Special Interest Payment Date”	2.12(a)
“Special Record Date”	2.12(a)
“Successor Company”	4.1(a)(i)
“Successor Guarantor”	4.2(a)(i)
“Suspended Covenants”	3.12(a)
“Suspension Period”	3.12(b)
“Unutilized Excess Proceeds”	3.7(c)

SECTION 1.3.            Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)           references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)           unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)            the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j)            any requirement to pay interest on the Notes shall include all additional interest required pursuant to the Registration Rights Agreement or Section 6.1.

SECTION 1.4.            Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each of the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

ARTICLE II

The Notes

SECTION 2.1.            Form and Dating.

(a)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or held by the Trustee as custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)           Except as permitted by Section 2.6(g), any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO A “NON-U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Note for all purposes whatsoever, including but not limited to notices and payments.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.  Any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee in accordance with applicable procedures of DTC.

SECTION 2.2.            Form of Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $910,000,000, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Sections 3.3 and 3.5, one or more series of Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Notes in exchange therefor upon consummation of an Exchange Offer for such Additional Notes) if such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes, in each case upon written order of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Sections 3.3 and 3.5, together with an Opinion of Counsel stating that such Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated and delivered by the Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms (subject to customary exceptions).  In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes, Exchange Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes.  Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.3.            Registrar and Paying Agent.  The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture.  The Company may act as Paying Agent, Registrar or co-registrar.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions hereof that relate to such Agent.  The Company shall notify the Trustee in writing of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.11.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4.            Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee.  If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.5.            Lists of Holders of the Notes.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.6.            Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, only if (i) the Company delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes or (iii) if the Company notifies the Trustee that it elects to cause the issuance of Definitive Notes.  In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6.  However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b), (c) or (i) below.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with paragraph (i) below, the requirements of this subparagraph (ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes (or delivered in accordance with Applicable Procedures).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (m) below.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)          such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof, or

(z)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)            Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes.  Subject to Section 2.6(a) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; and

(D)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (m) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)          such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (m) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)           Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)          such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(f)            Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

(g)           Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)          any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(h)           Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(i)            Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by Section 2(a) of the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) subject to Section 2.6(a) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.

(j)            Reserved.

(k)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(l)            Global Note Legend.  Each Global Note shall bear the Global Note Legend.

(m)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(n)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 3.9 and 5.7).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)           Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.7.            Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met.  The Holder must supply indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Company.

SECTION 2.8.            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.9.            Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer actually knows to be so owned shall be so considered.  Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.          Temporary Notes.  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.          Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Company directs copies of canceled Notes to be returned to it.  The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.          Payment of Interest; Defaulted Interest.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period shall be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing or anything to the contrary in this Indenture or the Notes, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, then the Interest Payment Date shall be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day).  If the maturity date of the Notes is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date.  In either of such cases, no additional interest shall be payable as a result of such delay in payment.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.          CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use).  The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.14.          Reserved.

SECTION 2.15.           Record Date.  The Record Date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

ARTICLE III

Covenants

SECTION 3.1.                  Payment of Notes.  The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2.                  SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms (but without any requirement to provide separate financial statements of any Subsidiary of the Company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided that unless otherwise required to be provided to Holders, current reports will only be required with respect to the following Form 8-K Items (or its successor item):  Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 4.01 (Changes in Registrant’s Certifying Accountant), Item 4.02 (Non-Reliance on Previously

Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), Items 5.02 (a), (b) and (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers) and Item 9.01 (Financial Statements and Exhibits, but only with respect to financial statements and pro forma financial information relating to transactions required to be reported pursuant to Item 2.01); provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Holders and no additional copies need to be provided to the Holders, however, copies will still be delivered to the Trustee.

Additionally, the Company shall cause such documents to be filed with the SEC unless the SEC shall not accept such documents.  The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 3.2; provided, however, that the Company shall (upon request) provide one copy of the exhibits of the foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Holder or prospective Holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a summary presentation, in the footnotes to the financial statements, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such Notes constitute “restricted securities” within the meaning of the Securities Act.

In no event shall the Trustee be responsible for determining whether the Company has satisfied its delivery obligations set forth in the foregoing Section 3.2 (including, but not limited to, clauses (1) and (2) thereof).

SECTION 3.3.                  Limitation on Indebtedness.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis, the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be no greater than 5.25 to 1.00; provided, further, that if any such Indebtedness is Incurred by a Subsidiary Guarantor, either (x)

on the date thereof and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis the Priority Leverage Ratio would be no greater than 2.75 to 1.00 or (y) such Indebtedness constitutes Guarantor Subordinated Obligations.

(b)                                 The provisions of Section 3.3(a) shall not apply to the Incurrence of the following Indebtedness:

(i)                                     Indebtedness of the Company evidenced by the Notes (other than Additional Notes) and any Exchange Notes issued in exchange for such Notes and Indebtedness of Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Notes (other than Additional Notes) and any Guarantee of any such Exchange Notes;

(ii)                                  Indebtedness Incurred pursuant to Debt Facilities in an aggregate principal amount not to exceed $200 million at any time outstanding, less to the extent a permanent repayment or commitment reduction is required thereunder as a result of such application, the aggregate principal amount of all principal repayments following the Issue Date actually made under any Debt Facilities incurred in reliance on this clause (ii) with Net Available Cash from Asset Dispositions;

(iii)                               Guarantees by (x) the Company or a Subsidiary Guarantor (including any Restricted Subsidiary the Company elects to cause to become a Subsidiary Guarantor in connection therewith) of Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture; provided that in the case of any Guarantee by a Subsidiary Guarantor pursuant to this clause (iii), either (1) on the date such Indebtedness is initially Incurred by the Company or a Restricted Subsidiary and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis the Priority Leverage Ratio would be no greater than 2.75 to 1.00 or (2) such Guarantee constitutes Guarantor Subordinated Obligations, and (y) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(iv)                              Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(A)                               if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(B)                               if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(C)                               (1) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and (2) any subsequent sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(v)                                 any Indebtedness (other than the Indebtedness described in clauses (i) and (ii)) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i), this clause (v) or clause (vi) or Incurred pursuant to Section 3.3(a);

(vi)                              Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person is acquired by, or merged or consolidated with, the Company or any Restricted Subsidiary and after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vi), either (x) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 3.3(a); (y) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be less than or equal to such Consolidated Leverage Ratio immediately prior to such acquisition; or (z) the aggregate principal amount of such Indebtedness at any time outstanding incurred pursuant to this clause (z) (together with all Refinancing Indebtedness in respect of Indebtedness previously Incurred pursuant to this clause (z)) shall not exceed $25.0 million;

(vii)                           Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into to fix, manage or hedge interest rate, currency or commodity exposure of the Company or any Restricted Subsidiary and not for speculative purposes;

(viii)                        Purchase Money Indebtedness in an aggregate principal amount not to exceed $50.0 million at any one time outstanding pursuant to this clause (viii);

(ix)                              Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion Guarantees (not for borrowed money) or security deposits, letters of credit, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business;

(x)                                 Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that:

(A)                               the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(B)                               such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (x);

(xi)                              Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within ten Business Days of Incurrence;

(xii)                           Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with (x) insurance premium financing arrangements not to exceed $10.0 million at any one time outstanding or (y) take-or-pay obligations in supply agreements incurred in the ordinary course of business;

(xiii)                        Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Restricted Subsidiaries (for the avoidance of doubt, including Cash Management Obligations);

(xiv)                       guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business;

(xv)                          Indebtedness of the Company or any Restricted Subsidiary to the extent that the Net Proceeds thereof are promptly deposited to effect the Company’s legal defeasance option or covenant defeasance option in accordance with Article VIII;

(xvi)                       Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees in respect of obligations of joint ventures; provided that the aggregate principal amount of the Indebtedness incurred pursuant to this clause (xvi) shall not exceed $50.0 million at any time outstanding; provided that in the case of any Guarantee by a Subsidiary Guarantor pursuant to this clause (xvi), either (x) on the date thereof and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis, the Priority Leverage Ratio would be no greater than 2.75 to 1.00 or (y) such Guarantee constitutes Guarantor Subordinated Obligations;

(xvii)                    Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with any Sale/Leaseback Transaction, in an aggregate principal amount not to exceed $75.0 million at any time outstanding; and

(xviii)                 in addition to the items referred to in clauses (i) through (xvii) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xviii) and then outstanding, shall not exceed $75.0 million at any time outstanding; provided that in the case of any Incurrence of Indebtedness by a Subsidiary Guarantor pursuant to this clause (xviii), either (x) on the date thereof and, after giving effect thereto and the application of the proceeds thereof on a pro forma basis, the Priority Leverage Ratio would be no greater than 2.75 to 1.00 or (y) such Indebtedness constitutes Guarantor Subordinated Obligations.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3:

(i)                                     in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.3(b) or could be Incurred pursuant to Section 3.3(a), the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 3.3 and only be required to include the amount and type of such Indebtedness once; provided that all Indebtedness outstanding on the Issue Date under the Credit Facility shall be deemed Incurred on the Issue Date under Section 3.3(b)(ii) and may not later be reclassified;

(ii)                                  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii)                               if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to Section 3.3(b)(ii) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(iv)                              the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, shall be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(v)                                 Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness; and

(vi)                              the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.3.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind, (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, (iii) in the case of the Guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (iv) in the case of Indebtedness of others Guaranteed solely by means of a Lien on any asset or property of the Company or any Restricted Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured.

(d)                                 In addition, the Company shall not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt.  If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.  Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

SECTION 3.4.                  Limitation on Restricted Payments.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(i)                                     declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(A)                               dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(B)                               dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of a greater value than it would receive on a pro rata basis);

(ii)                                  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(iii)                               make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, Guarantor Subordinated Obligations or Existing Notes other than the purchase, repurchase, redemption, defeasance or other acquisition of such Subordinated Obligations, Guarantor Subordinated Obligations or Existing Notes, as the case may be, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition; or

(iv)                              make any Restricted Investment (all such payments and other actions referred to in clauses (i) through (iv) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default shall have occurred and be continuing (or would result therefrom);

(2)                                  immediately after giving effect to such transaction on a pro forma basis, the Company is able to Incur $1.00 of additional Indebtedness under Section 3.3(a) hereof; and

(3)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to February 11, 2010 (excluding Restricted Payments made pursuant to clauses (i), (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv), (xv), (xvi) and (xvii) of Section 3.4(b)) would not exceed the sum of, without duplication:

(A)                               the excess of (x) the Company’s cumulative Consolidated EBITDA (whether positive or negative) determined at the time of such Restricted Payment minus (y) 140% of the Company’s Consolidated Interest Expense, each determined for the period (taken as one accounting period) from December 27, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

(B)                               100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company or a Restricted Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to February 11, 2010, other than:

(x)                                 Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)                                 Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock to the extent applied to redeem Notes pursuant to Section 5.1(b);

(C)                               the amount by which Indebtedness of the Company and its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to February 11, 2010 of any Indebtedness of the Company or its Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange);

(D)                               100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities from the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made after February 11, 2010 and redemptions and repurchases of such Restricted Investments from the Company or its Restricted Subsidiaries and repayment of Restricted Investments in the form of loans or advances from the Company and its Restricted Subsidiaries and releases of Guarantees that constitute Restricted Investments by the Company and its Restricted Subsidiaries (other than in each case to the extent the Restricted Investment was made pursuant to Section 3.4(b)(xii));

(E)                                100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and marketable securities received by the Company or its Restricted Subsidiaries from the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 3.4(b)(xii) or to the extent such Investment constituted a Permitted Investment); and

(F)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after February 11, 2010 is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary of the Company merges into or consolidates with the Company or any of its Restricted Subsidiaries or any Unrestricted Subsidiary transfers, dividends or distributes assets to the Company or a Restricted Subsidiary, in each case after February 11, 2010, the Fair Market Value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer, dividend or distribution of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the Fair Market Value of such assets of the Unrestricted Subsidiary as determined at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer, dividend or distribution of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 3.4(b)(xii) or to the extent such Investment constituted a Permitted Investment).

(b)                                 The provisions of Section 3.4(a) hereof shall not prohibit

(i)                                     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Existing Notes, Subordinated Obligations or Guarantor Subordinated Obligations or any Restricted Investment made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (x) Disqualified Stock and (y) Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock shall be excluded from Section 3.4(a)(iv)(3)(B);

(ii)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Existing Notes, Subordinated Obligations, Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of Refinancing Indebtedness;

(iii)                               any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 3.3;

(iv)                              dividends paid within 90 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(v)                                 the purchase, repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company held by any existing or former employees, management or directors of or consultants to the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other compensatory agreements approved by the Board of Directors of the Company; provided that such purchases, repurchases, redemptions, acquisitions, cancellations or retirements pursuant to this clause shall not exceed $5.0 million in the aggregate during any calendar year, although such amount in any calendar year (with any unused amounts in any year being available in succeeding years) may be increased by an amount not to exceed:

(A)                               the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to existing or former employees or members of management of the Company or any of its Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions shall be excluded from Section 3.4(a)(iv)(3)(B)); plus

(B)                               the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(C)                               the amount of any Restricted Payments previously made with the cash proceeds described in the clauses (A) and (B) of this clause (v);

(vi)                              the accrual declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture;

(vii)                           repurchases or other acquisitions of Capital Stock deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or conversion price thereof or (ii) in connection with withholdings or similar taxes payable by any future, present or former employee, director or officer;

(viii)                        the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Existing Notes, Subordinated Obligations or Guarantor Subordinated Obligations at a purchase price not greater than 101% of the principal amount of (plus accrued and unpaid interest on) such Existing Notes, Subordinated Obligations or Guarantor Subordinated Obligations in the event of a Change of Control in accordance with provisions similar to Section 3.9; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer under this Indenture and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer under this Indenture;

(ix)                              cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or other exchanges of securities of the Company or a Restricted Subsidiary in exchange for Capital Stock of the Company;

(x)                                 the purchase, repurchase, redemption, acquisition or retirement of Existing Notes, Subordinated Obligations or Guarantor Subordinated Obligations with Unutilized Excess Proceeds remaining after an Asset Disposition Offer pursuant to Section 3.7;

(xi)                              [Reserved];

(xii)                           other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (xii) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of amounts included in Section 3.4(a)(iv)(3)(A)) not to exceed $25.0 million;

(xiii)                        the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions;

(xiv)                       in connection with any acquisition by the Company or any of its Subsidiaries, the receipt or acceptance of the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn outs or similar obligations);

(xv)                          the distribution of rights pursuant to any shareholder rights plan or the redemption of such for nominal consideration in accordance with the terms of any shareholder rights plan;

(xvi)                       payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Restricted Subsidiary; or

(xvii)                    the purchase, repurchase, redemption, defeasance, acquisition or retirement of the Company’s 4.625% Notes due November 1, 2014 and/or the Company’s 5.750% Notes due September 1, 2017;

provided, however, that at the time of and after giving effect to any Restricted Payment permitted under clauses (vi), (x), (xii), (xvi) and (xvii), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively in Good Faith by the Company.

For purposes of determining compliance with this Section 3.4, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvii) of this Section 3.4(b), or is entitled to be made pursuant to Section 3.4(a), the Company shall be entitled to divide and classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 3.4.

If the Company or any Restricted Subsidiary makes a Restricted Investment or a Permitted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction of the amounts calculated under the first paragraph of this covenant or any other provision of this covenant or the definition of Permitted Investment (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction to the extent of the lesser of (x) the amount of such Investment and (y) the Fair Market Value of such Investment at the time such Person becomes a Restricted Subsidiary.

(d)                                 As of the Issue Date, all of the Company’s Subsidiaries shall be Restricted Subsidiaries.  The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the defined term “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.”  Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 3.5.                  Limitation on Liens.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) that secures any Indebtedness on any asset or property of the Company or such Restricted Subsidiary or any income or profits therefrom, other than Liens securing Indebtedness that are expressly junior in priority to the Liens on such property or assets securing the Notes pursuant to a Permitted Junior Lien Intercreditor Agreement.  Additionally, the Company will not, and will not permit any of its Restricted Subsidiaries to, incur or suffer to exist any Lien (the “Initial Lien”) on any Excluded Property to secure any Pari Passu Lien Indebtedness or Priority Payment Lien Obligations (other than assets that are excluded as a result of the 3-16 Limitation), unless the Company or such Restricted Subsidiary concurrently grants a Lien to the Collateral Agent to secure the Notes ranking with the priority specified in the Intercreditor Agreement; provided, however, that any such Lien on Excluded Property created to secure the Notes pursuant to this sentence shall provide by its terms that upon the release and discharge of the Initial Lien on such Excluded Property by the collateral agent for the Pari Passu Lien Indebtedness or Priority Payment Lien Obligations, as applicable, secured by such Initial Lien, the Lien on such Excluded Property securing the Notes shall be automatically and unconditionally released and discharged and the Company may take any action necessary to memorialize such release or discharge.

SECTION 3.6.                  Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)                                     (A) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or

(B)                               pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)                                  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii)                               sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (i) or (ii) of this Section 3.6(a)).

(b)                                 The restrictions in Section 3.6(a) shall not prohibit encumbrances or restrictions existing under or by reason of:

(i)                                     any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement and the Credit Facility (and related documentation) in effect on such date;

(ii)                                  any encumbrance or restriction with respect to a Person or assets pursuant to an agreement in effect on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) or such assets were acquired by the Company or any Restricted Subsidiary; provided that any such encumbrance or restriction shall not extend to any Person or the assets or property of the Company or any other Restricted Subsidiary other than the Person and its Subsidiaries or the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(iii)                               any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 3.6(b) or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or Refinancing of an agreement referred to in clause (i) or (ii) of this Section 3.6(b) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable (as determined in Good Faith by the Company) in any material respect, taken as a whole, to the Holders than the encumbrances and restrictions contained in such agreements referred to in clause (i) or (ii) of this Section 3.6(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into or consolidated with a Restricted Subsidiary, whichever is applicable;

(iv)                              in the case of Section 3.6(a)(iii), encumbrances or restrictions arising in connection with Liens permitted to be Incurred under the provisions of Section 3.5 that apply only to the assets subject to such Liens;

(v)                                 Purchase Money Indebtedness and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 3.6(a)(iii) on the property so acquired;

(vi)                              contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale of all or a portion of the Capital Stock or assets of such Subsidiary;

(vii)                           restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(viii)                        any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business, provided that if such joint venture is a Restricted Subsidiary, such provisions shall not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in Good Faith by the Company);

(ix)                              any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(x)                                 encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant;

(xi)                              encumbrances or restrictions contained in or arising under indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with Section 3.3 that are not more restrictive, taken as a whole (as determined in Good Faith by the Company), than those applicable to the Company in this Indenture and the Credit Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level);

(xii)                           encumbrances or restrictions contained in or arising under indentures or other debt instruments or debt arrangements Incurred or Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors subsequent to the Issue Date pursuant to clauses (ii), (v), (vi), (vii) and (xiv) of Section 3.3(b) by Restricted Subsidiaries, provided that such encumbrances and restrictions contained in any agreement or instrument shall not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in Good Faith by the Company); and

(xiii)                        under any contract, instrument or agreement relating to Indebtedness of any Foreign Subsidiary which imposes restrictions solely on such Foreign Subsidiary and its Subsidiaries.

SECTION 3.7.                  Limitation on Sales of Assets and Subsidiary Stock.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition following the Issue Date unless:

(i)                                     the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Disposition) of the assets subject to such Asset Disposition; and

(ii)                                  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

The Company shall determine the Fair Market Value of any consideration from such Asset Disposition that is not cash or Cash Equivalents.

(b)                                 Any Net Available Cash received by the Company or any Restricted Subsidiary from any Asset Disposition shall be applied at the Company’s election:

(x)                                  in the case of any Asset Disposition by a Non-Guarantor Subsidiary or consisting of Capital Stock of a Non-Guarantor Subsidiary, to repay Indebtedness of a Non-Guarantor Subsidiary within 30 days of receipt of such Net Available Cash,

(y)                                  to reinvest in or acquire assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is or becomes a Restricted Subsidiary of the Company or that would constitute a Permitted Investment under clause (2) of the definition thereof) used or useful in a Related Business; provided that to the extent the assets subject to such Asset Disposition were Collateral, such newly acquired assets shall also be Collateral, or

(z)                                   to repay, prepay, purchase, redeem or otherwise acquire Priority Payment Lien Obligations (and, if the Priority Payment Lien Obligations so repaid, prepaid, purchased, redeemed or acquired, is under a revolving credit facility, effect a permanent reduction in the availability thereunder in an amount equal to the aggregate principal amount of Priority Payment Lien Obligations under such revolving credit facility so repaid, prepaid, purchased, redeemed or acquired).

(c)                                  All Net Available Cash that is not applied or invested (or committed pursuant to a written agreement to be applied or invested) as provided in subclause (x), (y) or (z) of the preceding paragraph within 365 days after receipt (or in the case of any amount committed to be so applied or reinvested, which are not actually so applied or reinvested within 180 days following such 365 day period) will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders in an amount equal to the Notes First Lien Percentage (determined with respect to any Net Available Cash from any Asset Disposition included in such Excess Proceeds at the time of such Asset Disposition) of such Excess Proceeds to purchase the maximum principal amount of the Notes (on a pro rata basis) that may be purchased out of the Notes First Lien Percentage of such Excess Proceeds, at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, thereon to, but excluding, the date of purchase (subject to the rights of Holders of record on any record date to receive payments of interest on the related Interest Payment Date), in accordance with the procedures set forth in this Indenture, in integral multiples of $1,000 (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000).  To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Notes First Lien Percentage of such Excess Proceeds, the Company may use any remaining portion of such Excess Proceeds that is not applied to purchase Notes (“Unutilized Excess Proceeds”) for general corporate purposes, the repayment of Indebtedness or as otherwise required pursuant to its other contractual requirements, subject to the terms of this Indenture.  If the aggregate principal amount of Notes surrendered by Holders exceeds the Notes First Lien Percentage of such Excess Proceeds, the Notes to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes.  Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.  For the avoidance of doubt, the Company shall be permitted to apply Net Available Cash from any Asset Disposition (other than the Notes First Lien Percentage thereof) to repay, prepay redeem, purchase or otherwise acquire Pari Passu Lien Indebtedness at any time; provided that any such Pari Passu Lien Indebtedness shall be cancelled by the Company and deemed no longer outstanding; provided, further, that if the Pari Passu Lien Indebtedness so repaid, prepaid, purchased, redeemed or acquired, is under a revolving credit facility, the Company shall effect a permanent reduction in the availability thereunder in an amount equal to the aggregate principal amount of Pari

Passu Lien Indebtedness under such revolving credit facility so repaid, prepaid, purchased, redeemed or acquired.

(d)                                 The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 3.7 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered in response to the Asset Disposition Offer.

(i)                                     If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid on such Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

(ii)                                  On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes or portions of Notes validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, in each case in denominations of $1,000 (except that no Note shall be purchased in part if the remaining principal amount would be less than $2,000).  The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate and Opinion of Counsel from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(e)                                  For the purposes of this Section 3.7, the following are deemed to be cash:  (x) the assumption of Indebtedness or other liabilities of the Company (other than Disqualified Stock or Subordinated Obligations) or Indebtedness or other liabilities of any Restricted Subsidiary (other than Guarantor Subordinated Indebtedness or Disqualified Stock of any Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition, (y) securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash and (z) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value (determined in Good Faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f)                                   The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.7.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture.

(g)                                  Pending the final application of any such Net Available Cash, the Company or its Restricted Subsidiaries may temporarily reduce revolving indebtedness under any Debt Facility or otherwise invest such Net Available Cash in Cash Equivalents.

SECTION 3.8.                  Limitation on Affiliate Transactions.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(i)                                     the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not an Affiliate;

(ii)                                  in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and

(iii)                               in the event such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, as applicable, or not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)                                 The provisions of Section 3.8(a) shall not apply to:

(i)                                     any (x) Restricted Payment permitted to be made pursuant to Section 3.4 and (y) Permitted Investment in any Person that is an Affiliate of the Company solely as a result of ownership of Investments in such Person by the Company or any Restricted Subsidiary;

(ii)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company pursuant to restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans or agreements or arrangements approved by the Board of Directors of the Company;

(iii)                               loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, in an aggregate amount outstanding at any time not in excess of $5.0 million (without giving effect to the forgiveness of any such loan);

(iv)                              any transaction between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary;

(v)                                 the payment of reasonable and customary compensation (including fees, benefits, severance, change of control payments and incentive arrangements) to, and employee benefit arrangements, including, without limitation, split-dollar insurance policies, and indemnity or similar arrangements provided on behalf of, directors, officers, employees and agents of the Company or any Restricted Subsidiary, whether by charter, bylaw, statutory or contractual provisions;

(vi)                              the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted to the extent that its terms, taken as a whole, are not more disadvantageous to the Holders in any material respect, as determined in Good Faith by the Company, than the terms of the agreements in effect on the Issue Date;

(vii)                           any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders, as determined in Good Faith by the Company, when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(viii)                        transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries; provided that as determined in Good Faith by the Company, such transactions are on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(ix)                              any purchases by the Company’s Affiliates of Indebtedness of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness is placed with Persons who are not Affiliates; and

(x)                                 any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any Restricted Subsidiary.

SECTION 3.9.                  Change of Control.

(a)                                 If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under Section 5.1, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 Within 30 days following any Change of Control, the Company shall mail a notice (the “Change of Control Offer”) to each Holder at the address appearing in the Note Register, with a copy to the Trustee, stating:

(i)                                     that a Change of Control Offer is being made and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, and additional interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(ii)                                  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iii)                               the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(iv)                              that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(v)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased; and

(vii)                           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)                                 The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or larger integral multiples of $1,000.

(e)                                  If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, and additional interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(f)                                   The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

(g)                                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest, but excluding, to the proposed Redemption Date.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(h)                                 The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of such conflict.

SECTION 3.10.           Future Subsidiary Guarantors.

(a)                                 The Company shall cause (i) each Wholly-Owned Subsidiary (other than a Foreign Subsidiary) that is formed or acquired following the Issue Date and (ii) any other Subsidiary that Incurs Indebtedness in reliance on Section 3.3(b)(ii) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes, including all obligations under this Indenture, on the terms set forth in Article X pursuant to a supplemental indenture hereto in form reasonably satisfactory to the Trustee; provided that any Wholly-Owned Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary.

(b)                                 Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the Security Agreement and the other applicable Collateral Documents and the Intercreditor Agreement and, to the extent required by the Security Agreement, shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates as may be necessary to vest in the Collateral Agent a perfected first-priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness (subject to Permitted Liens) in properties and assets that constitute Collateral as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under this Indenture and the Collateral Documents, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

SECTION 3.11.           Limitation on Lines of Business.  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 3.12.           Effectiveness of Covenants.

(a)                                 After the Issue Date, following the first day: (i) the Notes have an Investment Grade Rating from both of the Ratings Agencies and (ii) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 3.3, 3.4, 3.6, 3.7, 3.8, 3.10 and 4.1(a)(iv) (collectively, the “Suspended Covenants”).  Additionally, upon the commencement of a Suspension Period (as defined below), the amount of Excess Proceeds will be reset to zero.

(b)                                 If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.  The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

(c)                                  On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 3.3(b)(v).  Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 3.4 shall be made as though Section 3.4 had been in effect since the Issue Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 3.4(a) to the extent such Restricted Payments were not otherwise permitted to be made pursuant to Section 3.4(b)(i) through (xvii); provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to the first paragraph shall not be reduced below zero solely as a result of such Restricted Payments under Section 3.4.

(d)                                 During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e)                                  The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee of any Reinstatement Date or the commencement of any Suspension Period, and in no event shall the Trustee be charged with the knowledge of such Suspension Period or Reinstatement Date, except to the extent that a Trust Officer has received such Officers’ Certificate.

SECTION 3.13.                              Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 30, 2012) an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.14.                              Statement by Officers as to Default.  The Company shall deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (ix), (x) or (xi), which shall include their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.15.                              Payment for Consents.  The Company shall not, and shall not permit any of its Subsidiaries to pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1.                                     When Company May Merge or Otherwise Dispose of Assets.

(a)                                 The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i)                                     if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;

(ii)                                  the Successor Company (if other than the Company) and, in the case of a Successor Company that is not a corporation, a corporate co-issuer, assume pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and, to the extent required by and subject to the limitations set forth in the Security Agreement, will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Agreement, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(iii)                               immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv)                              immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable Four-Quarter Period;

(A)                               the Company or the Successor Company, as applicable, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.3(a); or

(B)                               the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such Consolidated Leverage Ratio prior to such transaction;

(v)                                 if the Successor Company is not the Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and, to the extent required by and subject to the limitations set forth in the Security Agreement, shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Agreement, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(vi)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Section 4.1 and, if any supplement to any Collateral Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

(b)                                 Without compliance with Sections 4.1(a)(iii) and (iv):

(i)                                     any Restricted Subsidiary may consolidate with, merge with or into or to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company or a Subsidiary Guarantor; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with Section 4.1(a)(vi), and

(ii)                                  the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding clause (vi).

(c)                                  Upon satisfaction of the conditions set forth in Section 4.1(a) or 4.1(b), as applicable, the Company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes.

(d)                                 Solely for the purpose of computing amounts under Sections 3.4(a)(iv)(3)(A), (a)(iv)(3)(B), (a)(iv)(3)(C) and (a)(iv)(3)(D), the Successor Company shall only be deemed to have succeeded and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

SECTION 4.2.                                     When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets.

(a)                                 The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor), unless:

(i)                                     if such entity remains a Subsidiary Guarantor, (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (B) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, this Indenture, the Collateral Documents (as applicable), the Intercreditor Agreement and the Registration Rights Agreement and, to the extent required by and subject to the limitations set forth in the Security Agreement, shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Agreement, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (C) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (D) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(ii)                                  if such transaction constitutes an Asset Disposition, the transaction is made in compliance with Section 3.7 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), to the extent applicable.

(b)                                 Upon satisfaction of the conditions set forth in Section 4.2(a), the applicable Subsidiary Guarantor shall be released from its obligations under this Indenture and the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, a Subsidiary Guarantor under this Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but, in the case of a lease of all or substantially all its assets, a Subsidiary Guarantor shall not be released from its obligations under its Subsidiary Guarantee.

(c)                                  Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or (ii) merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

ARTICLE V

Redemption of Notes

SECTION 5.1.                                     Optional Redemption.

(a)                                 Except as set forth in Section 5.1(b) and (c), the Notes are not redeemable until December 15, 2017.  On and after December 15, 2017, the Company may redeem all or, from time to time, a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, and additional interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	104.500%
2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

(b)                                 The Company may on any one or more occasions prior to December 15, 2015, redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.000% of the principal amount thereof, plus accrued and unpaid interest, if any, and additional interest thereon, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i)                                     at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(ii)                                  the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to this Section 5.1(b) may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c)                                  In addition, at any time prior to December 15, 2017, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, and additional interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 5.2.                                     Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions.  If the Company elects to redeem Notes pursuant to Section 5.1, the Company shall furnish to the Trustee, at least 5 Business Days (or such shorter time as may be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price.

SECTION 5.3.                                     Selection of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption will be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then by lot (subject to rounding such that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in principal amount or less shall be redeemed in part), and in accordance with applicable procedures of DTC.  If any Note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be re deemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4.                                     Notice of Redemption.  The Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address not less than 30 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”), to each Holder of Notes to be redeemed.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII.

All notices of redemption shall state:

(a)                                 the Redemption Date,

(b)                                 the redemption price and the amount of accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6, if any,

(c)                                  if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(d)                                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e)                                  that on the Redemption Date the redemption price (and accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,

(f)                                   the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

(g)                                  the name and address of the Paying Agent,

(h)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(i)                                     the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(j)                                    the Section of this Indenture pursuant to which the Notes are to be redeemed.

SECTION 5.5.                                     Deposit of Redemption Price.  Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as pro vided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6.                                     Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date) (except as provided for in the last paragraph of Section 5.1(b)), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, and additional interest thereon, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company.

SECTION 5.7.                                     Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE VI

Defaults and Remedies

SECTION 6.1.                                     Events of Default.

(a)                                 Each of the following is an event of default (an “Event of Default”):

(i)                                     default in any payment of interest on any Note when the same becomes due, and such default continues for a period of 30 days;

(ii)                                  default in the payment of the principal of or premium, if any, on any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)                               the Company fails to comply with its obligations under Section 3.9 or Article IV;

(iv)                              the Company fails to comply for 45 days after notice as provided below with any of its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 3.11 and 3.15 (in each case, other than matters that would constitute an Event of Default under Section 6.1(a)(iii));

(v)                                 the Company or any Subsidiary Guarantor fails to comply for 60 days after notice as provided below with its other agreements (except as provided in clauses (a)(i) through (a)(iv) of this Section 6.1) contained in this Indenture or under the Notes or the Collateral Documents;

(vi)                              the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)                               is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(B)                               results in the acceleration by the holders of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(vii)                           the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A)                               commences a voluntary case or proceeding with respect to itself;

(B)                               consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)                               consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property; or

(D)                               makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(viii)                        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(B)                               appoints a Custodian of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or

(C)                               orders the winding up or liquidation of the Company, any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

(ix)                              failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $50.0 million (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company (as determined in the Good Faith by the Company) that has not contested coverage), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect;

(x)                                 any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement and the Company fails to cause such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days; and

(xi)                              with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and the terms of this Indenture or the Intercreditor Agreement, as applicable, and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such failure continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, except in each case for the failure or loss of perfection resulting from the failure of the Collateral Agent to make filings, renewals and continuations (or other equivalent filings) which are required to be made or the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents if such assertion is not rescinded within 30 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for a failure to comply with any obligations the Company may have or is deemed to have pursuant to Section 314(a)(1) of the TIA or to the Company’s failure to comply with Section 3.2 hereof, will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the Notes at a rate per annum:  (i) equal to 0.25% for the first 90 days after the occurrence of such failure and (ii) equal to 0.50% from the 91st day to, and including, the 180th day after the occurrence of such failure.  The additional interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date.  On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes shall be subject to acceleration as provided below.

Notwithstanding the foregoing, a default under clauses (iv), (v) or (xi)(A) or (xi)(B) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv), (v) or (xi)(A) or (xi)(B) of this paragraph after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.2.                                     Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default that it is a “notice” to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest shall, subject to Section 6.4, be immediately due and payable.  In the event of a declaration of acceleration of the Notes because an Event of Default set forth in Section 6.1(a)(vi) above has occurred and is continuing, such declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of accel eration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3.                                     Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and Collateral Agent and their agents and counsel), the Subsidiary Guarantees, Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.4.                                     Waiver of Past Defaults.  The Holders of a majority in principal amount outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, premium or interest on a Note) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.5.                                     Control by Majority.  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent.  However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee or the Collateral Agent shall be entitled to indemnity, security or prefunding satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6.                                     Limitation on Suits.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(ii)                                  the Holders of at least 25% in outstanding principal amount of the Notes have made a written request to the Trustee to pursue the remedy;

(iii)                               such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)                              the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)                                 the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Notwithstanding the forgoing, in no event may any Holder enforce any Lien of the Collateral Agent pursuant to the Collateral Documents.

SECTION 6.7.                                     Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.                                     Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9.                                     Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10.                              Priorities.  Subject to the terms of the Intercreditor Agreement, any Permitted Junior Lien Intercreditor Agreement and Section 11.4(f) the Trustee shall pay out any money or property received by it, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or otherwise, in the following order:

First:                                     to the Trustee and Collateral Agent for amounts due to each of them under Section 7.6 and under the Collateral Documents;

Second:                    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:                               to the Company or, to the extent the Trustee receives any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                              Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.1.                                     Duties of Trustee and Collateral Agent.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent shall exercise the rights and powers vested in it by this Indenture, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement, as the case may be, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee and the Collateral Agent shall be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement at the request or direction of any of the Holders unless such Holders have offered the Trustee or the Collateral Agent indemnity, security or prefunding satisfactory to the Trustee or the Collateral Agent in its sole discretion, as applicable, against loss, liability or expense.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee or the Collateral Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement and no implied covenants or obligations shall be read into this Indenture, any Collateral Document, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement against the Trustee or the Collateral Agent; and

(ii)                                  in the absence of gross negligence or bad faith on its part, the Trustee or Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement, as applicable.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee or the Collateral Agent, the Trustee or the Collateral Agent shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee and the Collateral Agent may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

(iii)                               neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(iv)                              The Collateral Agent shall not have any fiduciary or other implied duties of any kind or nature to any person, regardless of whether an Event of Default has occurred and is continuing.

(d)                                 The Trustee and the Collateral Agent shall not be liable for interest on any money received by it except as the Trustee and the Collateral Agent may agree in writing with the Company.

(e)                                  Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

(f)                                   No provision of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                  Every provision of this Indenture, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Agent shall be subject to the provisions of this Section.

(h)                                 The Trustee and the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee or the Collateral Agent, as applicable, security, prefunding or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2.                                     Rights of Trustee and Collateral Agent.

(a)                                 Each of the Trustee and the Collateral Agent may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)                                  Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 Each of the Trustee and the Collateral Agent shall not be liable for any action it takes or omits to take in good faith (in the case of the Trustee) which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s or the Collateral Agent’s conduct, respectively, does not constitute willful misconduct or negligence.

(e)                                  Each of the Trustee and the Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee and the Collateral Agent shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture, any other Collateral Document, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement; moreover, the Trustee and the Collateral Agent shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, in any other Collateral Document, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any other Collateral

Document, the Intercreditor Agreement, any Permitted Junior Lien Intercreditor Agreement or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (iv) the value or the sufficiency of any Collateral, (v) the satisfaction of any condition set forth in any Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (vi) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other paper or document, but each of the Trustee and the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.  The Trustee and the Collateral Agent shall have no liability with respect to any action or inaction taken by or with respect to any Sub-Collateral Agent (as defined in the Security Agreement).

(g)                                  The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer shall have (x) received written notification at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.”  “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h)                                 In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent, and each agent, custodian and other Person employed to act hereunder and under the Collateral Documents, the Intercreditor Agreement and any permitted Junior Lien Intercreditor Agreement.

(j)                                    The Trustee and the Collateral Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.3.                                     Individual Rights of Trustee and Collateral Agent.  Subject to the TIA each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee or Collateral Agent, respectively.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.9.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4.                                     Disclaimer.  Each of the Trustee and the Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5.                                     Notice of Defaults.  If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder, with a copy to the Collateral Agent, notice of the Default within 90 days after the Trustee obtains such knowledge.  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.                                     Compensation and Indemnity.  The Company shall pay to each of the Trustee and the Collateral Agent from time to time such compensation for its services as the parties shall agree in writing from time to time.  The Trustee’s compensation and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each of the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Collateral Agent, any predecessor Collateral Agent, the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Collateral Agent and the Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Collateral Agent and the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Collateral Agent and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent and the Trustee through their own willful misconduct or negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Collateral Agent and the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The right of the Collateral Agent and the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company.

The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee or Collateral Agent.  When the Trustee or Collateral Agent incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, the obligations of the Company hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7.                                     Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.9;

(ii)                                  the Trustee is adjudged bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8.                                     Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9.                                     Eligibility; Disqualification.  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.10.                              Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a)                                 Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any car rier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement by the Company, the Subsidiary Guarantors or any other Person.

SECTION 7.11.                              Preferential Collection of Claims Against Issuer.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.                              Reports by Trustee to Holders of the Notes.  Within 60 days after each September 1, beginning with September 1, 2013, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which any Notes are listed.  The Company shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1.                                     Discharge of Liability on Notes; Defeasance.

(a)                                 When (i) (x) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7 or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) for cancellation or (y) all outstanding Notes not theretofore delivered for cancellation have become due and payable by reason of making a notice of redemption pursuant to Article V hereof or otherwise, or will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V by the Trustee in the name, and at the expense, of the Company pursuant to Article V and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit shall not result in a breach or violation of, or constitute a de fault under, any material instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable on the date of deposit to the Trustee under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect.

Upon the satisfaction of the foregoing conditions and upon the request of the Company, the Trustee subject to its receipt of an Opinion of Counsel and an Officers’ Certificate shall acknowledge in writing that this Indenture, subject to Section 8.1(c), ceases to be of further force and effect.

(b)                                 Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may terminate (i) all the obligations of the Company and any Subsidiary Guarantor under the Notes, this Indenture and the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Company and any Subsidiary Guarantor under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.15 and 4.1(a)(iv) and the Collateral Documents and the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iii) (only with respect to Section 3.9), 6.1(a)(iv) (only with respect to such covenants), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), Section 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary) and 6.1(a)(ix) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(iii) (only with respect to Section 3.9), 6.1(a)(iv) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(v) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary) or 6.1(a)(ix), 6.1(a)(x) or 6.1(a)(xi) or because of the failure of the Company to comply with Section 4.1(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.12, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3,  8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2.                                     Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i)                                     the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. dollars or U.S. Government Obligations, or a combination of U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(ii)                                  in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii)                               in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)                              such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(v)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(vi)                              the Company shall deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of Title 11 of the United States Code;

(vii)                           the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(viii)                        the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 8.3.                                     Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4.                                     Repayment to Company.  Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.5.                                     Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6.                                     Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1.                                     Without Consent of Holders.  This Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement may be amended or supplemented without notice to or consent of any Holder:

(i)                                     to cure any ambiguity, omission, defect or inconsistency;

(ii)                                  to comply with (a) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture, the Notes and the Collateral Documents and (b) Article IV and Article X in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee, this Indenture, the Collateral Documents the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement;

(iii)                               to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(iv)                              to add Guarantees with respect to the Notes or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(v)                                 to add additional property or assets as Collateral to secure the Notes and the Subsidiary Guarantees or to appoint a Sub-Collateral Agent (as defined in the Security Agreement) for the purposes set forth in the Security Agreement;

(vi)                              to release Liens in favor of the Collateral Agent in the Collateral as provided in Section 11.3;

(vii)                           to add to the covenants of the Company for the benefit of the Holders, add Events of Default or to surrender any right or power herein conferred upon the Company;

(viii)                        to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix)                              to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, as amended;

(x)                                 to provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or provide for the appointment of a successor Collateral Agent;

(xi)                              to enter into a Permitted Junior Lien Intercreditor Agreement;

(xii)                           to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of notes” section of the Offering Memorandum, to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees; or

(xiii)                        to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture.

In addition, no consent of the Holders will be required under the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement to any amendments and other modifications to the Collateral Documents, the Intercreditor Agreement any Permitted Junior Lien Intercreditor Agreement (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Priority Payment Lien Obligations or Pari Passu Lien Indebtedness that are Incurred in compliance with this Indenture and the Collateral Documents, (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Collateral securing the Notes Obligations or that the Liens on any Collateral securing Priority Payment Lien Obligations shall have the priority set forth in the Intercreditor Agreement with respect to the Liens on such Collateral securing the Notes Obligations, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment or other modification and (C) to provide that the Liens securing the Notes Obligations are senior to the Liens securing other Indebtedness pursuant to the terms of a Permitted Junior Lien Intercreditor Agreement.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.  A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.2.                                     With Consent of Holders.  This Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Any past default or compliance with the provisions of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may:

(i)                                     reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii)                                  reduce the rate of or extend the time for payment of interest on any Note;

(iii)                               reduce the principal of or extend the Stated Maturity of any Note;

(iv)                              waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v)                                 reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased in accordance with Section 3.9 or Article V, whether through an amendment or waiver of provisions in the covenants or otherwise;

(vi)                              make any Note payable in a currency other than that stated in the Note;

(vii)                           impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii)                        make any change in the amendment provisions in this Section 9.2;

(ix)                              modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders; or

(x)                                 release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in compliance with the terms thereof.

In addition, without the consent of the Holders of at least 66% in principal amount of Notes then outstanding, no amendment, supplement or waiver may (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral from the Liens of the Collateral Documents other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement or (2) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

After an amendment or supplement under this Indenture, the Collateral Documents, the Intercreditor Agreement or a Permitted Junior Lien Intercreditor Agreement becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.3.                                     Effect of Consents and Waivers.  A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes.  An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4.                                     Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.5.                                     Trustee and Collateral Agent To Sign Amendments.  The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee or Collateral Agent, adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent.  If it does, the Trustee or Collateral Agent may but need not sign it.  In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee or Collateral Agent shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement and, if applicable, that any Pari Passu Lien Indebtedness was or Priority Payment Lien Obligations were issued or borrowed in compliance with the Indenture and the Collateral Documents and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions.  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee or Collateral Agent to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.

SECTION 9.6.                                     Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

ARTICLE X

Subsidiary Guarantee

SECTION 10.1.                              Subsidiary Guarantee.  Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) and the Collateral Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Subsidiary Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment.  Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 4.2, Section 10.2 and Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes, the Collateral Documents, the Intercreditor Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Collateral Documents, the Intercreditor

Agreement or any other agreement; (d) the release of any security held by any Holder or the Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee in compliance with Section 4.2, Section 10.2 and Article VIII.  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.

SECTION 10.2.                              Limitation on Liability; Termination, Release and Discharge.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Subsidiary Guarantee and this Indenture shall be released and discharged:

(i)                                     upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange or transfer) following which such Subsidiary Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale, exchange or transfer does not constitute an Asset Disposition or is made in compliance with this Indenture, including Section 3.7 and Article IV;

(ii)                                  if such Subsidiary Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(iii)                               upon exercise of the Company’s legal defeasance option or covenant defeasance option or upon satisfaction and discharge of this Indenture, in each case, pursuant to the provisions of Article VIII hereof; and

(iv)                              if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

(c)                                  In the case of Section 10.2(b)(i) only, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(d)                                 The release of a Subsidiary Guarantor from its Subsidiary Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.10 to such Person.

SECTION 10.3.                              Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4.                              No Subrogation.  Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

Collateral and Security

SECTION 11.1.                              The Collateral.

(a)                                 The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Subsidiary Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.6 and Section 8.6 herein, and the Notes and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by Liens as provided in the Collateral Documents which the Company and the Subsidiary Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture.

(b)                                 The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders, the Collateral Agent and the Trustee, in each case pursuant to the terms of the Collateral Documents, and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents.

(c)                                  Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure) and the Intercreditor Agreement, as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith.

(d)                                 The Trustee and each Holder, by accepting the Notes and the Subsidiary Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.

SECTION 11.2.                              Further Assurances.

The Company shall, and shall cause each Subsidiary Guarantor to, at their sole expense, do or cause to be done all acts which may be reasonably necessary, or as requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected first-priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent such liens are required to be so perfected by this Indenture and the Collateral Documents.

SECTION 11.3.                              Release of Liens on the Collateral.

(a)                                 The Liens on the Collateral shall automatically and without any need for any further action by any Person be released:

(i)                                     in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii)                                  in whole upon:

(1)                                 satisfaction and discharge of this Indenture as set forth in Section 8.1(a);

(2)                                 a legal defeasance or covenant defeasance of this Indenture as set forth in Section 8.1(b); or

(3)                                 the occurrence of a Suspension Period;

(iii)                               in part, as to any property that (x) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (y) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release of such Subsidiary Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary);

(iv)                              pursuant to an amendment in accordance with Article IX;

(v)                                 in whole as to all Collateral that is owned by a Subsidiary Guarantor that is released from its Subsidiary Guarantee in accordance with Section 10.2; and

(vi)                              in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement.

(b)                                 In connection with any termination or release of any Liens in all or any portion of the Collateral pursuant to this Indenture or any of the Collateral Documents, the Trustee shall, or shall cause the Collateral Agent to, promptly execute, deliver or acknowledge all documents, instruments and releases that have been requested to release, reconvey to the Company and/or the Subsidiary Guarantors, as the case may be, such Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the directions of the Company and/or the Subsidiary Guarantor, as the case may be.

(c)                                  The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to this Indenture or upon termination of this Indenture.  The Trustee and each of the Holders each acknowledge and direct the Trustee and the Collateral Agent that a release of Collateral or a Lien in accordance with the terms of any Collateral Document and this Article XI will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

(d)                                 Notwithstanding any provision to the contrary herein, as and when requested by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to authorize the filing of Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Company or such Subsidiary Guarantor) solely to the extent necessary to delete or release Liens on property or assets not required to be subject to a Lien under the Collateral Documents from the description of assets in any previously filed financing statements.  If requested in writing by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to execute such documents, instruments or statements reasonably requested of it (which shall be prepared by the Company or such Subsidiary Guarantor) and to take such other action as the Company may request to evidence or confirm that such property or assets not required to be subject to a Lien under the Collateral Documents described in the immediately preceding sentence has been released from the Liens of each of the Collateral Documents.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Company, any Subsidiary Guarantor or the Trustee.

(e)                                  In no event shall the Trustee or Collateral Agent be obligated to execute or deliver any document evidencing any release or reconveyance without receipt of an Opinion of Counsel and Officers’ Certificate, each stating that such release complies with this Indenture, the Intercreditor Agreement and the Collateral Documents.

SECTION 11.4.                              Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)                                 Subject to the provisions of the Collateral Documents, the Intercreditor Agreement and the other provisions of this Indenture, each of the Trustee or the Collateral Agent may take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder and thereunder.  Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)                                 The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)                                  Where any provision of the Collateral Documents requires that additional property or assets be added to the Collateral, the Company shall, or shall cause the applicable Subsidiary Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and to create and maintain a valid and enforceable perfected first-priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness in such property or assets (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Holders, in each case in accordance with and to the extent required under the Collateral Documents.

(d)                                 The Trustee or the Collateral Agent, in taking any action under the Collateral Documents, shall be entitled to receive, if requested, as a condition to take any action, an Officers’ Certificate and Opinion of Counsel to the effect that such action does not violate this Indenture, the Collateral Documents or the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected relying thereon.

(e)                                  In acting under the Collateral Documents and the Intercreditor Agreement, the Trustee and Collateral Agent shall have all the protections, rights and immunities given to them under this Indenture.

(f)                                   For the avoidance of doubt, upon receipt of any payment by the Collateral Agent or the Trustee pursuant to the Intercreditor Agreement or any Permitted Junior Lien Intercreditor Agreement, the Company, Guarantors and Holders agree that, as among them, such payments shall be made and such funds applied in accordance with Section 6.10 of this Indenture, and in every case whatsoever, the Trustee and Collateral Agent will each be paid amounts owed them under this Indenture, the Intercreditor Agreement, any Permitted Junior Lien Intercreditor Agreement and the Collateral Documents prior to payments (pursuant to Article VI of this Indenture) being made to the Holders.

SECTION 11.5.                              Recording, Registration and Opinions.

(a)                                 The Company will comply with the provisions of TIA Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA, except to the extent not required as set forth in any SEC regulation or interpretation or guidance (including any no-action letter or exemptive order issued by the Staff of the SEC, whether issued to the Company or any other Person).  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 1.

(b)                                 Any release of Collateral permitted by Section 11.3 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver any certificate or opinion pursuant to Section 314(d) of the TIA shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.  The Trustee shall, to the extent permitted by Sections 7.1 and 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificate or opinion.

(c)                                  If any Collateral is released in accordance with this Indenture or any Collateral Document, the Company will determine whether it has delivered all documentation required by TIA Section 314(d) in connection with such release.

ARTICLE XII

Miscellaneous

SECTION 12.1.                              Notices.  Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.  Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Company or to any Subsidiary Guarantor:

c/o The McClatchy Company
2100 “Q” Street
Sacramento, California 95816
Attention: Karole Morgan-Prager
Facsimile No.: (916) 326-5586

if to the Trustee or Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.
400 Hope Street, Suite 400

Los Angeles, California 90071
Attention: Corporate Unit

Facsimile: (213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Each of the Trustee and Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture or the Collateral Documents or Intercreditor Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee or Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or Collateral Agent’s understanding of such instructions shall be deemed controlling.  Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.2.                              Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Notes on the date hereof), the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3.                              Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and also shall include:

(i)                                     a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 12.4.                              Submission of Jurisdiction.  To the extent permitted by applicable law, the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and, to the extent permitted by applicable law, irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 12.5.                              Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6.                              Days Other than Business Days.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is not a Business Day, and no interest shall accrue for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.7.                              Governing Law.  This Indenture, the Notes and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8.                              Waiver of Jury Trial.  EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9.                              No Recourse Against Others.  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement, any Permitted Junior Lien Intercreditor Agreement or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 12.10.                       Successors.  All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.                       Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 12.12.                       Variable Provisions.  The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 12.13.                       Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14.                       Direction by Holders to Enter into Collateral Documents and the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Collateral Documents, the Intercreditor Agreement and any Permitted Junior Lien Intercreditor Agreement.

SECTION 12.15.                       Force Majeure.  In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.16.                       USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 12.17.                       Trust Indenture Act Controls.  If any provision hereof limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 12.18.                       Communication by Holders of Notes with other Holders of Notes.  Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE MCCLATCHY COMPANY

By:		/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

ABOARD PUBLISHING, INC.
ANCHORAGE DAILY NEWS, INC.
BELTON PUBLISHING COMPANY, INC.
BISCAYNE BAY PUBLISHING, INC.
CASS COUNTY PUBLISHING COMPANY
COLUMBUS LEDGER-ENQUIRER, INC.
CYPRESS MEDIA, INC.
EAST COAST NEWSPAPERS, INC.
GULF PUBLISHING COMPANY, INC.
HLB NEWSPAPERS, INC.
KELTATIM PUBLISHING COMPANY, INC.
KEYNOTER PUBLISHING COMPANY, INC.
LEE’S SUMMIT JOURNAL, INCORPORATED
LEXINGTON H-L SERVICES, INC.
MACON TELEGRAPH PUBLISHING COMPANY
MAIL ADVERTISING CORPORATION
MCCLATCHY INTERACTIVE WEST
MCCLATCHY INVESTMENT COMPANY
MCCLATCHY NEWSPAPERS, INC.
MCCLATCHY U.S.A., INC.
MIAMI HERALD MEDIA COMPANY
NEWSPRINT VENTURES, INC.
NITTANY PRINTING AND PUBLISHING COMPANY
NOR-TEX PUBLISHING, INC.
OLYMPIC-CASCADE PUBLISHING, INC.
PACIFIC NORTHWEST PUBLISHING COMPANY, INC.
QUAD COUNTY PUBLISHING, INC.
STAR-TELEGRAM, INC.
TACOMA NEWS, INC.
THE BRADENTON HERALD, INC.
THE CHARLOTTE OBSERVER PUBLISHING COMPANY
THE NEWS AND OBSERVER PUBLISHING COMPANY
THE STATE MEDIA COMPANY
THE SUN PUBLISHING COMPANY, INC.
TRIBUNE NEWSPRINT COMPANY
WICHITA EAGLE AND BEACON PUBLISHING COMPANY, INC.
WINGATE PAPER COMPANY

All By:	/s/ Elaine Lintecum
Name:	Elaine Lintecum
Title:	Vice President

[Signature Page to Indenture]

MCCLATCHY MANAGEMENT SERVICES, INC.
MCCLATCHY INTERACTIVE LLC

All By:		/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	President

BELLINGHAM HERALD PUBLISHING, LLC
IDAHO STATESMAN PUBLISHING, LLC
OLYMPIAN PUBLISHING, LLC

All By:	Pacific Northwest Publishing Company, Inc.,
its Sole Member

By:		/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President

CYPRESS MEDIA, LLC

By:	Cypress Media, Inc.,
its Sole Member

By:		/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President

SAN LUIS OBISPO TRIBUNE, LLC

By:	The McClatchy Company,
its Sole Member

By:		/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:		/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:		/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable

Private Placement Legend, if applicable

No. [ ]	Principal Amount $[ ],
as revised by the Schedule of Increases
or Decreases in the Global Note attached hereto

CUSIP NO.

THE MCCLATCHY COMPANY

9.00% Senior Secured Note due 2022

The McClatchy Company, a Delaware corporation, promises to pay to [                      ], or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on December 15, 2022.

Interest Payment Dates:  December 15 and June 15.

Record Dates:  December 1 and June 1.

Additional provisions of this Note are set forth on the other side of this Note.

THE MCCLATCHY COMPANY

By:
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

By:
	Name:	Karole Morgan-Prager
	Title:	Vice President, Corporate Secretary and General Counsel

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

9.00% Senior Secured Note due 2022

1.                                      Interest

The McClatchy Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company shall pay interest semiannually on December 15 and June 15 of each year, with the first interest payment to be made on June 15, 2013.  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from December 18, 2012.  The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  Interest shall accrue (in addition to the interest rate borne by the Notes) from and including the date on which an Event of Default under Section 6.1(a)(ii), 6.1(a)(vii) or 6.1(a)(viii) shall occur to but excluding the date on which such Event of Default shall have been cured, at a rate per annum equal to 2.0% of the principal amount of the Notes.

2.                                      Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the December 1 and June 1 next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary.  The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

3.                                      Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., duly organized and existing under the laws of the United States of America and having a corporate trust office at The Bank of New York Mellon Trust Company, N.A., 400 Hope Street, Suite 400, Los Angeles, California 90071, (“Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Company issued the Notes under an Indenture dated as of December 18, 2012 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Company.  This Note is one of the 9.00% Senior Secured Notes due 2022 referred to in the Indenture.  The Notes include (i) $910,000,000 aggregate principal amount of the Company’s 9.00% Senior Secured Notes due 2022 issued under the Indenture on December 18, 2012 (herein called “Initial Notes”), (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) if and when issued, additional 9.00% Senior Secured Notes due 2022 of the Company that may be issued from time to time under the Indenture subsequent to December 18, 2012 (herein called “Additional Notes”).  The Indenture contains the terms and restrictions set forth in the Indenture or made a part of the Indenture pursuant to the requirements of the TIA.  The Indenture, among other things, imposes certain covenants with respect to the following matters:  the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Obligations or Guarantor Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the incurrence of certain Liens, future Subsidiary Guarantors, the business activities and investments of the Company and its Restricted Subsidiaries and transactions with Affiliates, provided, however, certain of such limitations shall be suspended if the Notes receive a rating of “BBB-” (or the equivalent) or higher from Standard & Poor’s Rating Services (or its successors) and “Baa3” (or the equivalent) or higher from Moody’s Investors Service, Inc. (or its successors), in each case, with a stable or better outlook.  In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Subsidiaries.  The Indenture also imposes requirements with respect to the provision of financial information.  The Indenture also contains certain exceptions to the foregoing, and this description is qualified in its entirety by reference to the Indenture.

5.                                      Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Company under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, secured basis on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness pursuant to the terms of the Indenture.

6.                                      Security

The Initial Notes, Exchange Notes and Additional Notes, if any, are treated as a single class of securities under the Indenture and shall be secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture and the Collateral Documents.  The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents.  Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, the Indenture and the Intercreditor Agreement and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

7.                                      Redemption

(a)                                 Except as described in clauses (b) and (c) below, the Notes are not redeemable until December 15, 2017.  On and after December 15, 2017, the Company may redeem all or, from time to time, a part of the Notes, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	104.500%
2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

(b)                                 At any time prior to December 15, 2015, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, as determined by the Company with respect to a Note on any Redemption Date, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of (a) the present value as of such Redemption Date of (i) the principal amount of such Note on December 15, 2017, plus (ii) the remaining scheduled interest payments due on such Note through December 15, 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal of such Note, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Treasury Rate” means, as obtained by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2017; provided, however, that if the period from the Redemption Date to December 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(c)                                  On or prior to December 15, 2015, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

(i)                                     at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(ii)                                  the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to clause (c) may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d)                                 Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Section 5.1, and Sections 5.2 through 5.7 of the Indenture.

[8.                                  Registration Rights Agreement.   The Notes are entitled to the benefit of the Registration Rights Agreement.](1)

9.                                      Change of Control; Asset Sales

(a)                                 If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Company shall be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) of the Indenture at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date).  Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Company or a Paying Agent at the address specified in the notice at least three Business Days before the Asset Disposition Purchase Date.

10.                               Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

(1)                                 To be included in Notes bearing the Private Placement Legend.

11.                               Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12.                               Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.                               Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes and the Collateral Documents may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes or the Collateral Documents to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article X of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture or by a Successor Guarantor of obligations under a Subsidiary Guarantee, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add Guarantees with respect to the Notes or to secure the Notes, or to release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to release Liens in favor of the Collateral Agent in the Collateral as provided under the collateral release provisions, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder in any material respect or to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to the “Description of notes” section of the Offering Memorandum.

15.                               Defaults and Remedies

Under the Indenture, and subject to the terms and provisions of the Indenture Events of Default include, without limitation:  (i) default for 30 days in payment of interest when due on the Notes; (ii) default in payment of the principal of or premium, if any, on the Notes at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under Section 3.9 or Article IV of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply with certain other provisions or agreements in the Indenture, the Notes and the Collateral Documents, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $50.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $50.0 million; (viii) any Subsidiary Guarantee of a Significant Subsidiary is declared null and void in a judicial proceeding or is denied or disaffirmed by such Significant Subsidiary; and (ix) with respect to Collateral with a fair market value in excess of $10.0 million, a declaration or assertion of invalidity or unenforceability or the failure to be in full force and effect (except as contemplated hereby), subject to any applicable grace periods as set forth in the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee and the Collateral Agent may refuse to enforce the Indenture or the Notes unless each receives indemnity or security reasonably satisfactory to each of the Trustee and the Collateral Agent.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.                               Collateral

These Notes and any Guarantee by a Guarantor are secured by a security interest in the Collateral pursuant to certain Collateral Documents.

18.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.                               No Recourse Against Others

A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

20.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

21.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

22.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

23.                               Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

24.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

The McClatchy Company

2100 “Q” Street

Sacramento, California 95816

Attention: Karole Morgan-Prager

Facsimile No.: (916) 326-5586

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:		Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of the Note shall be $ [                            ].  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐	☐
3.7	3.9

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of integral multiples of $1,000):  $

Date:		Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

SUBSIDIARY GUARANTEE

Pursuant to the Indenture (the “Indenture”) dated as of December 18, 2012 among The McClatchy Company, the Subsidiary Guarantors party thereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent, each Subsidiary Guarantor, subject to the provisions of Article X of the Indenture, hereby fully, unconditionally and irrevocably guarantees on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture and the Notes (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6 of the Indenture) and the Collateral Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Subsidiary Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Subsidiary Guarantee notwithstanding any extension or renewal of any Guarantor Obligation.

The Guarantor Obligations of the Guarantors to the Holders of the Notes pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Subsidiary Guarantee.

ABOARD PUBLISHING, INC.
ANCHORAGE DAILY NEWS, INC.
BELTON PUBLISHING COMPANY, INC.
BISCAYNE BAY PUBLISHING, INC.
CASS COUNTY PUBLISHING COMPANY
COLUMBUS LEDGER-ENQUIRER, INC.
CYPRESS MEDIA, INC.

EAST COAST NEWSPAPERS, INC.
GULF PUBLISHING COMPANY, INC.
HLB NEWSPAPERS, INC.
KELTATIM PUBLISHING COMPANY, INC.
KEYNOTER PUBLISHING COMPANY, INC.
LEE’S SUMMIT JOURNAL, INCORPORATED
LEXINGTON H-L SERVICES, INC.
MACON TELEGRAPH PUBLISHING COMPANY
MAIL ADVERTISING CORPORATION
MCCLATCHY INTERACTIVE WEST
MCCLATCHY INVESTMENT COMPANY
MCCLATCHY NEWSPAPERS, INC.
MCCLATCHY U.S.A., INC.
MIAMI HERALD MEDIA COMPANY
NEWSPRINT VENTURES, INC.
NITTANY PRINTING AND PUBLISHING COMPANY
NOR-TEX PUBLISHING, INC.
OLYMPIC-CASCADE PUBLISHING, INC.
PACIFIC NORTHWEST PUBLISHING COMPANY, INC.
QUAD COUNTY PUBLISHING, INC.
STAR-TELEGRAM, INC.
TACOMA NEWS, INC.
THE BRADENTON HERALD, INC.
THE CHARLOTTE OBSERVER PUBLISHING COMPANY
THE NEWS AND OBSERVER PUBLISHING COMPANY
THE STATE MEDIA COMPANY
THE SUN PUBLISHING COMPANY, INC.
TRIBUNE NEWSPRINT COMPANY
WICHITA EAGLE AND BEACON PUBLISHING COMPANY, INC.
WINGATE PAPER COMPANY

All By:
Name:	Elaine Lintecum
Title:	Vice President

MCCLATCHY MANAGEMENT SERVICES, INC.
MCCLATCHY INTERACTIVE LLC

All By:
	Name:	Elaine Lintecum
	Title:	President

BELLINGHAM HERALD PUBLISHING, LLC
IDAHO STATESMAN PUBLISHING, LLC
OLYMPIAN PUBLISHING, LLC

All By:	Pacific Northwest Publishing Company, Inc., its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President

CYPRESS MEDIA, LLC

By:	Cypress Media, Inc.,
its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President

SAN LUIS OBISPO TRIBUNE, LLC

By:	The McClatchy Company,
its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief
Financial Officer and Treasurer

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The McClatchy Company

2100 “Q” Street

Sacramento, California 95816

Attention: Karole Morgan-Prager

Facsimile No.: (916) 326-5586

The Bank of New York Mellon Trust Company, N.A.

400 Hope Street, Suite 400

Los Angeles, California 90071

Attention: Corporate Unit

Facsimile: (213) 630-6298

Re:  9.00% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of December 18, 2022 (the “Indenture”), among The McClatchy Company, as Issuer (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    or such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                     ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is pursuant to other exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                      ☐                                    144A Global Note (CUSIP [               ]), or

(ii)                                   ☐                                    Regulation S Global Note (CUSIP [               ])),  or

(b)                                 ☐                                    a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)                                      ☐                                    144A Global Note  (CUSIP [               ]),  or

(ii)                                   ☐                                    Regulation S Global Note (CUSIP [               ]), or

(iii)                                ☐                                    Unrestricted Global Note  CUSIP [               ],  or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The McClatchy Company

2100 “Q” Street

Sacramento, California 95816

Attention: Karole Morgan-Prager

Facsimile No.: (916) 326-5586

The Bank of New York Mellon Trust Company, N.A.

400 Hope Street, Suite 400

Los Angeles, California 90071

Attention: Corporate Unit

Facsimile: (213) 630-6298

Re:  9.00% Senior Secured Notes due 2022

(CUSIP [             ])

Reference is hereby made to the Indenture, dated as of December 18, 2012 (the “Indenture”), among The McClatchy Company, as Issuer (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

D-1

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of December 18, 2012,

among

THE MCCLATCHY COMPANY,

the other GRANTORS party hereto,

BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent,

and

each ADDITIONAL COLLATERAL AGENT from time to time party hereto

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of December 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among THE MCCLATCHY COMPANY, a Delaware corporation (the “Borrower”), the other Grantors party hereto, BANK OF AMERICA, N.A., in its capacity as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “Credit Agreement Collateral Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent for the Senior Secured Notes Secured Parties (in such capacity, the “Notes Collateral Agent”), and each ADDITIONAL COLLATERAL AGENT from time to time party hereto as collateral agent for any First Lien Obligations (as defined below) of any other Class (as defined below).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Collateral Agent” has the meaning assigned to such term in Article VIII.

“Additional First Lien Obligations” means all obligations of the Borrower and the other Grantors that shall have been designated as such pursuant to Article VIII, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement, and shall in any event include all interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in such Additional First Lien Obligations Documents, whether or not such interest is an allowed claim under applicable state, federal or foreign law.

“Additional First Lien Obligations Documents” means the indentures or any other agreements or instruments under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Aggregate Credit Agreement Exposures” means, at any time, the sum of (i) the unused portion of the commitments under the Credit Agreement and (ii) the Credit Agreement Obligations.

“Amend” means, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part.  The terms “Amended” and “Amendment” shall have correlative meanings.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bailee Collateral Agent” has the meaning assigned to such term in Section 4.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations, the Senior Secured Notes Obligations or the Additional First Lien Obligations of any Series, (b) any Collateral Agent, refers to whether such Collateral Agent is the Credit Agreement Collateral Agent, the Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (c) any Bailee Collateral Agent, refers to whether such Bailee Collateral Agent is the Credit Agreement Collateral Agent, the Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series, (d) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Senior Secured Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series, (e) any Secured Credit Documents, refers to whether such Secured Credit Documents are the Credit Agreement Documents, the Senior Secured Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series, and (f) any Security Documents, refers to whether such Security Documents are part of the Credit Agreement Documents, the Senior Secured Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets of the Borrower or any of the Grantors now or hereafter subject to a Lien securing any First Lien Obligations.

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“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I.

“Collateral Agents” means the Credit Agreement Collateral Agent, the Notes Collateral Agent and each Additional Collateral Agent.

“Control” has the meaning assigned thereto in the definition of “Affiliate”.

“Controlled Shared Collateral” has the meaning assigned to such term in Section 4.01(a).

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of December 18, 2012 by and among the Borrower, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement, indenture, credit facility, commercial paper facility or new agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided that the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

“Credit Agreement Administrative Agent” has the meaning assigned to the term “Administrative Agent” in the Credit Agreement.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Collateral Agreement” has the meaning assigned to the term “Security Agreement” in the Credit Agreement.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Credit Agreement.

“Credit Agreement Obligations” means all Obligations, Hedging Obligations owed to any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time the underlying contract was executed) and Cash Management Obligations, as such terms are defined in the Credit Agreement, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement, and shall in any event include all interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim under applicable state, federal or foreign law.

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“Credit Agreement Secured Parties” means the holders of the Credit Agreement Obligations.

“Discharge” means, with respect to First Lien Obligations of any Class, (a) payment in full in cash of the principal of and interest on (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding), and premium, if any, on, all Indebtedness outstanding under Secured Credit Documents of such Class, (b) payment in full of all other First Lien Obligations of such Class that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) in the case of the Credit Agreement Obligations, cancellation of or the entry into of arrangements reasonably satisfactory to the Credit Agreement Administrative Agent and each applicable issuing lender with respect to all letters of credit issued and outstanding under the Credit Agreement Documents and (d) termination or expiration of all commitments to lend under the Credit Agreement Documents.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“First Lien Obligations” means all Credit Agreement Obligations, Senior Secured Notes Obligations and Additional First Lien Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II.

“Grantors” means, at any time, the Borrower and each Subsidiary that, at such time, pursuant to Security Documents of any Class have granted a Lien on any of its assets to secure any First Lien Obligations of such Class.

“Impairment” has the meaning assigned to such term in Section 2.02.

“Indebtedness” has the meaning assigned to such term in the Senior Secured Notes Indenture or in the Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)           any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or its assets or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to the Borrower or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

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(c)           any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Pari Passu Lien Indebtedness” means all First Lien Obligations other than the Priority Payment Lien Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Priority Payment Lien Obligations” means Credit Agreement Obligations and any Additional First Lien Obligations (together with any Refinancing thereof), in each case, which meet the requirements of “Priority Payment Lien Obligations” as such term is defined in the Senior Secured Notes Indenture as in effect on the date hereof and, to the extent the Discharge of Credit Agreement Obligations has not then occurred, is expressly permitted by the Credit Agreement; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Credit Documents” means, with respect to the Collateral Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Collateral Agent of any Class, the Secured Parties of such Class.

“Secured Credit Documents” means, collectively, the Credit Agreement Documents, the Senior Secured Notes Documents and the Additional First Lien Obligations Documents.

“Secured Parties” means, collectively, the Credit Agreement Secured Parties, the Senior Secured Notes Secured Parties and the Additional Secured Parties.

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“Security Documents” means (a) the Credit Agreement Collateral Agreement and the other Collateral Documents (as defined in the Credit Agreement), (b) the Senior Secured Notes Collateral Agreement and the other Senior Secured Notes Documents providing any Lien (including any mortgage) in respect of the Senior Secured Notes Obligations and (c) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Senior Secured Notes Collateral Agreement” has the meaning assigned to the term “Security Agreement” in the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes Collateral Agreement and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes Obligations or providing any Subsidiary Guarantee (as defined in the Senior Secured Notes Indenture), Lien (including any mortgage) or other right in respect thereof.

“Senior Secured Notes Indenture” means that certain Indenture, dated as of December 18, 2012, among the Borrower, the other Grantors party thereto, as guarantors, the Notes Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as Senior Secured Notes Trustee, governing the Borrower’s 9.00% Senior Secured Notes due 2022, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under such Senior Secured Notes Indenture or any successor or replacement Senior Secured Notes Indenture and whether by the same or any other Senior Secured Notes Trustee and whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided that the collateral agent for any such other financing arrangement or Senior Secured Notes Indenture becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

“Senior Secured Notes Obligations” has the meaning assigned to the term “Notes Obligations” in the Senior Secured Notes Indenture, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement, and shall in any event include all interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the Senior Secured Notes Indenture, whether or not such interest is an allowed claim under applicable state, federal or foreign law.

“Senior Secured Notes Secured Parties” has the meaning assigned to the term “Secured Parties” in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” has the meaning given to the term “Trustee” as defined in the Senior Secured Notes Indenture.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Collateral Agent.

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“Shared Collateral” means, at any time, Collateral on which Collateral Agents or Secured Parties of any two or more Classes have at such time a Lien (including as a result of the agreements set forth in Section 4.01).  If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations of any Class only if the Collateral Agent or Secured Parties of such Class have at such time a Lien on such Collateral.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Concerning the Credit Agreement Collateral Agent, the Notes Collateral Agent and Each Additional Collateral Agent.

(a)           Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Credit Agreement Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Credit Agreement Collateral Agent pursuant to the authorization thereof under the Credit Agreement.  It is understood and agreed that the Credit Agreement Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Credit Agreement Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

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(b)           Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Notes Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Notes Collateral Agent pursuant to the authorization thereof under the Senior Secured Notes Indenture.  It is understood and agreed that the Notes Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Notes Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c)           Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Collateral Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations.  It is understood and agreed that no Additional Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

Lien Priorities; Proceeds

SECTION 2.01.  Relative Priorities.

(a)           Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02), each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority.

(b)           Each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary (but subject to Section 2.02) and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), if (i) such Collateral Agent or any of its Related Secured Parties takes any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01(a)), (ii) any distribution (whether in cash, securities or other property) is made in respect of any Shared

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Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or (iii) such Collateral Agent or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i)            FIRST, to the payment of all amounts owing to, and all costs and expenses incurred by, any Collateral Agent, the Credit Agreement Administrative Agent and the Senior Secured Notes Trustee (in their capacities as such), pursuant to the terms of any Secured Credit Document or in connection with any enforcement of rights or exercise of remedies pursuant thereto, including all court costs and the reasonable fees and expenses of agents and legal counsel and, in each case, including all costs and expenses incurred by such Collateral Agent, the Credit Agreement Administrative Agent, the Senior Secured Notes Trustee or any of their respective Related Secured Parties in enforcing its rights to obtain such payment;

(ii)           SECOND, to the payment in full of any Priority Payment Lien Obligations at the time due and payable (including any post-petition interest with respect thereto, regardless of whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) and the termination of any commitments thereunder;

(iii)          THIRD, subject to Section 2.02, to the payment in full of all other First Lien Obligations of each Class secured by a Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such Classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application);

(iv)          FOURTH, after payment in full of all First Lien Obligations secured by such Shared Collateral, to the holders of junior Liens on the Shared Collateral; and

(v)           FIFTH, after payment in full of all the First Lien Obligations and any holders of junior Liens, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c)           For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the applicable Collateral Agent to the following agents for further distribution to its Related Secured Parties: (i) in the case of any amount representing payment with respect to a Priority Payment Lien Obligation, to the Credit Agreement Collateral Agent (until such time as the Credit Agreement Obligations that constitute Priority Payment Obligations are Discharged, and after such time to the Collateral Agent that is granted possession of all possessory Controlled Shared Collateral in accordance with Section 4.01(d)), (ii) in the case of any amount representing payment with respect to a Credit Agreement Obligation, to the Credit Agreement Collateral Agent, (iii) in the case of any amount representing payment with

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respect to a Senior Secured Notes Obligation, to the Notes Collateral Agent, and (iv) in the case of any amount representing payment with respect to any Additional First Lien Obligation, to the applicable Additional Collateral Agent for the corresponding Additional First Lien Obligations Documents.

(d)           It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(b) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

SECTION 2.02.  Impairments.  It is the intention of the parties hereto that the Secured Parties of any given Class of Pari Passu Lien Indebtedness (and not the Secured Parties of any other Class of Pari Passu Lien Indebtedness) bear the risk of any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class of Pari Passu Lien Indebtedness are unenforceable under applicable law or are subordinated to any other obligations (other than to any Pari Passu Lien Indebtedness), (ii) the Secured Parties of such Class of Pari Passu Lien Indebtedness do not have a Lien on any of the Collateral securing any First Lien Obligations of any other Class of Pari Passu Lien Indebtedness and/or (iii) any Person (other than any Collateral Agent or Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class of Pari Passu Lien Indebtedness, but junior to the Lien on such Shared Collateral securing any other Class of Priority Payment Lien Obligations or Pari Passu Lien Indebtedness (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to First Lien Obligations of such Class of Pari Passu Lien Indebtedness being referred to as an “Impairment” of such Class).  In the event an Impairment exists with respect to First Lien Obligations of any Class of Pari Passu Lien Indebtedness, the results of such Impairment shall be borne solely by the Secured Parties of such Class of Pari Passu Lien Indebtedness, and the rights of the Secured Parties of such Class of Pari Passu Lien Indebtedness (including the right to receive distributions in respect of First Lien Obligations of such Class of Pari Passu Lien Indebtedness pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class.  In furtherance of the foregoing, in the event First Lien Obligations of any Class of Pari Passu Lien Indebtedness shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.

SECTION 2.03.  Payment Over.  Each Collateral Agent, on behalf of itself and its Related Secured Parties, agrees that if such Collateral Agent or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), (i) such Collateral Agent or its Related Secured Party, as the case may be, shall promptly inform each other Collateral Agent thereof, (ii) such Collateral Agent or its Related Secured Party shall hold such Shared Collateral or Proceeds for the benefit of the Secured Parties of any Class entitled thereto pursuant to Section 2.01(b) and, with respect to any Shared Collateral constituting Controlled Shared

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Collateral, such Collateral Agent shall comply with the provisions of Section 4.01 and (iii) in the case of any such Proceeds, such Proceeds shall be applied in accordance with Section 2.01(b) as promptly as practicable.

SECTION 2.04.  Determinations with Respect to Amounts of Obligations and Liens.  Whenever the Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Collateral Agent of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Collateral Agent of such Class, the Collateral Agent of such other Class shall fail or refuse reasonably promptly to provide the requested information, the Collateral Agent of such Class shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Authorized Officer of the Borrower.  Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

SECTION 2.05.  Exculpatory Provisions.  None of the Collateral Agents or any Secured Parties shall be liable for any action taken or omitted to be taken by any Collateral Agent or Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

ARTICLE III

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01.  Exercise of Rights and Remedies.

(a)           Subject to paragraphs (b) and (c) of this Section and Section 4.01(a), nothing in this Agreement shall affect the ability of any Collateral Agent or any of its Related Secured Parties (i) to enforce any rights and exercise any remedies with respect to any Shared Collateral available under any Related Secured Credit Documents or applicable law, including any right of set-off and any determinations regarding the release of Liens on, or any sale, transfer or other disposition of, any Shared Collateral, or any other rights or remedies available to a secured creditor under the Uniform Commercial Code of any jurisdiction, the Bankruptcy Code or any other Bankruptcy Law or (ii) to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding).  Subject to paragraphs (b) and (c) of this Section and Section 4.01(a), any such exercise of rights and remedies by any Collateral Agent or any of its Related Secured Parties may be made in such order and in such manner as such Collateral Agent or its Related Secured Parties may, subject to the provisions of their Related Secured Credit Documents, determine in their sole discretion.  In addition, (A) in any Insolvency or Liquidation Proceeding

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commenced by or against the Borrower or any other Grantor, each Collateral Agent or any of its Related Secured Parties may file a proof of claim or statement of interest with respect to the applicable obligations thereto, (B) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Collateral Agent or its Related Secured Parties may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Related Secured Party, (C) each Collateral Agent or its Related Secured Parties may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Borrower or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable nonbankruptcy law, and (D) each Collateral Agent and its Related Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor, in each case (A) through (D) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(b)           Notwithstanding paragraph (a) of this Section:

(i)            each Collateral Agent and its Related Secured Parties shall remain subject to, and bound by, all covenants or agreements made herein by or on behalf of such Collateral Agent or its Related Secured Parties;

(ii)           each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by such Collateral Agent or any of its Related Secured Parties, such Collateral Agent or its Related Secured Party, as the case may be, shall provide prior written notice thereof to each other Collateral Agent, such notice to be provided as far in advance of such commencement as reasonably practicable, and shall regularly inform each other Collateral Agent of developments in connection with such enforcement or exercise; and

(iii)          subject to the terms and conditions of each Collateral Agent’s Related Secured Credit Documents, each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that such Collateral Agent and its Related Secured Parties shall cooperate in a commercially reasonable manner with each other Collateral Agent and its Related Secured Parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral; provided, however, that nothing in this section shall require any Collateral Agent to cooperate with any other Collateral Agent if it has not received the appropriate or necessary consents, waivers, direction or indemnity from its Related Secured Parties.

(c)           Notwithstanding anything otherwise to the contrary herein, to the extent provided in the Senior Secured Notes Documents or the Additional First Lien Obligations Documents with respect to any Pari Passu Lien Indebtedness for which the Notes Collateral Agent is also acting as collateral agent, the Notes Collateral Agent will be permitted to exercise remedies and sell the Collateral under the Security Documents only at the direction of the agents or representatives (including the Senior Secured Notes Trustee in the case of the Senior Secured Notes Secured Parties) who are authorized to act on behalf of the Senior Secured Notes Secured

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Parties or the Additional Secured Parties for which the Notes Collateral Agent is acting as collateral agent, as applicable, or at the direction of the holders of a majority in the principal amount of the outstanding Senior Secured Notes Obligations and any outstanding Additional First Lien Obligations for which the Collateral Agent is acting as collateral agent voting as a single class.

SECTION 3.02.  Prohibition on Contesting Liens.  Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will, and each hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Collateral Agent or any of its Related Secured Parties in all or any part of the Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.03.  Prohibition on Challenging this Agreement.  Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04.  Release of Liens.  The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto; provided that if, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens on the Shared Collateral of the Collateral Agent enforcing its remedies in connection with such foreclosure are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(b) hereof. Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the any other Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

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ARTICLE IV

Collateral

SECTION 4.01.  Bailment for Perfection of Security Interests.

(a)           Each Collateral Agent agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any deposit, securities or other account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Collateral Agent, or of agents or bailees of such Collateral Agent (such Shared Collateral being referred to herein as the “Controlled Shared Collateral”), such Collateral Agent shall, solely for the purpose of perfecting the Liens of any other Collateral Agent granted on such Shared Collateral under its Related Secured Credit Documents and subject to the terms and conditions of this Article, also hold such Controlled Shared Collateral as gratuitous bailee and sub-agent for each such other Collateral Agent (any Collateral Agent that shall be holding any Controlled Shared Collateral as gratuitous bailee and sub-agent being referred to herein as the “Bailee Collateral Agent”).  In furtherance of the foregoing, each Collateral Agent appoints each Bailee Collateral Agent as such Collateral Agent’s gratuitous bailee and sub-agent hereunder with respect to any Controlled Shared Collateral that such Bailee Collateral Agent possesses or controls at any time solely for the purpose of perfecting a Lien on such Controlled Shared Collateral.  Notwithstanding anything herein to the contrary, it is understood and agreed that as of the date hereof and until such time as the Credit Agreement Obligations that constitute Priority Payment Lien Obligations are Discharged, the Credit Agreement Collateral Agent shall have the sole right to give any instructions, directions and entitlement orders (including any blockage or withdrawal instructions) with respect to any deposit, securities or other accounts, or any funds or property contained thereinto and to exercise any other remedies under any control agreement entered into with respect to a deposit account, a securities account or any other account; provided that any amounts withdrawn therefrom shall be subject to Article II.  It is further understood and agreed that as of the date hereof and until such time as the Credit Agreement Obligations that constitute Priority Payment Lien Obligations are Discharged, the Credit Agreement Collateral Agent shall be granted possession of all possessory Controlled Shared Collateral and, thereafter, possession shall be determined by Section 4.01(d).

(b)           In furtherance of the foregoing, each Grantor hereby grants a security interest in the Controlled Shared Collateral to each Collateral Agent that possesses or controls Controlled Shared Collateral as permitted in Section 4.01(a) for the benefit of the Secured Parties under any other Class of First Lien Obligations which have been granted a Lien on the Controlled Shared Collateral possessed or controlled by such Collateral Agent.

(c)           Subject to Section 4.01(a), for purposes of this Section, the Bailee Collateral Agent shall be entitled to deal with the applicable Controlled Shared Collateral in accordance with the terms of its Related Secured Credit Documents as if the Liens thereon of the Collateral Agent or Secured Parties of any other Class (and the agreements set forth in paragraph (a) of this Section) did not exist; provided that any Proceeds arising from any such Controlled Shared Collateral shall be subject to Article II.  The obligations and responsibilities of any Bailee Collateral Agent to any other Collateral Agent or any of its Related Secured Parties under this Article shall be limited solely to holding or controlling the applicable Controlled Shared Collateral as gratuitous bailee and sub-agent in accordance with this Article.  Without limiting the foregoing, (i) no Bailee Collateral Agent shall have any obligation or responsibility to ensure that any Controlled Shared Collateral is genuine or owned by any of the Grantors, (ii) no Bailee Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral

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Agent or any other Secured Party and (iii) without affecting the agreement of any Bailee Collateral Agent to act as a gratuitous bailee and sub-agent solely for the purpose set forth in paragraph (a) of this Section or the right of any other Collateral Agent to enforce the rights and exercise the remedies (in each case other than through such Bailee Collateral Agent) as set forth in Section 3.01 and subject to the proviso in Section 4.01(a), each Collateral Agent agrees that such Collateral Agent shall not issue any instructions to any Bailee Collateral Agent, in its capacity as a gratuitous bailee and sub-agent of such Collateral Agent, with respect to the Controlled Shared Collateral or otherwise seek to exercise control over any Bailee Collateral Agent.

(d)           The Bailee Collateral Agent of any Class shall, upon the Discharge of the First Lien Obligations of such Class, transfer the possession and control of the applicable Controlled Shared Collateral, together with any necessary endorsements but without recourse or warranty, (i) if First Lien Obligations of any other Class are outstanding at such time, to the Collateral Agent of such other Class (or, if First Lien Obligations of more than one other Class are outstanding at such time, to the Collateral Agent of the same Class as the Class of the First Lien Obligations the aggregate principal amount of which outstanding at such time exceeds the aggregate principal amount of the First Lien Obligations of any other Class outstanding at such time) and (ii) if no First Lien Obligations are outstanding at such time, to the applicable Grantor or as directed by a court of competent jurisdiction, in each case so as to allow such Person to obtain possession and control of such Controlled Shared Collateral.  In connection with any transfer under clause (i) above by any Bailee Collateral Agent, such Bailee Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the transferee Collateral Agent to permit the transferee Collateral Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Controlled Shared Collateral.

SECTION 4.02.  Delivery of Documents.  Promptly after the execution and delivery to any Collateral Agent by any Grantor of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations Document referred to in paragraph (b) of Article VIII, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Borrower shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

ARTICLE V

Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings

SECTION 5.01.   Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a)           If the Borrower or any of its Subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each of the Senior Secured Notes Secured Parties and the Additional Secured Parties in respect

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of Pari Passu Lien Indebtedness agree that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Credit Agreement Collateral Agent or the holders of the Priority Payment Lien Obligations secured by the Shared Collateral shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Liens of such Priority Payment Lien Obligations secured by the Shared Collateral, the Notes Collateral Agent will, for itself and on behalf of the other Senior Secured Notes Secured Parties and each Additional Collateral Agent will, for itself and on behalf of any other Additional Secured Parties, subordinate the Liens of the Senior Secured Notes Secured Parties and Additional Secured Parties in such Shared Collateral to the DIP Financing Liens, all adequate protection liens granted to the holders of the Priority Payment Lien Obligations on the Shared Collateral, and to any “carve-out” for professional and United States Trustee fees agreed to by the Credit Agreement Collateral Agent), so long as the Senior Secured Notes Secured Parties and the Additional Secured Parties are granted adequate protection in accordance with the terms hereof.

(b)           Each Senior Secured Notes Secured Party and Additional Secured Party holding Pari Passu Lien Indebtedness agrees that it will not object to or oppose any release of their Liens in connection with any sale or other disposition of any Shared  Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Credit Agreement Collateral Agent and the holders of Priority Payment Lien Obligations shall have consented to such sale or disposition of such Shared Collateral, provided that the Liens of the Secured Parties will attach to the proceeds of such sale or disposition on the same basis of priority as they do with respect to the Shared Collateral in accordance with this Agreement, and further provided that the Senior Secured Notes Secured Parties and the Additional Secured Parties will be entitled to assert any objection to such sale or disposition that may be asserted by any unsecured creditor of the Borrower or any of its Subsidiaries in such Insolvency or Liquidation Proceeding.

SECTION 5.02.  Relief from Automatic Stay.  Until the Discharge of Priority Payment Lien Obligations, the Notes Collateral Agent, on behalf of itself and the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of its Related Secured Parties holding Pari Passu Lien Indebtedness, each agrees that none of them shall (i) seek relief from the automatic stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral, without the prior written consent of the Credit Agreement Collateral Agent, or (ii) oppose any motion by the Credit Agreement Collateral Agent or any the holders of Priority Payment Lien Obligations seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral.

SECTION 5.03.  Adequate Protection.

(a)           The Notes Collateral Agent, on behalf of itself and the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of its Related Secured Parties holding Pari Passu Lien Indebtedness, agrees that none of them shall oppose (or support any other person opposing) (i) any motion or other request by the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations for adequate protection of the Credit

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Agreement Collateral Agent’s Liens upon the Shared Collateral in any form, including any claim of the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations to post-petition interest, fees, or expenses as a result of their Lien on the Shared Collateral and request for additional or replacement Liens on post-petition assets of the same type as the Shared Collateral and/or for a superpriority administrative claim, or (ii) any objection by the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations claiming a lack of adequate protection with respect to their Liens in the Shared Collateral.

(b)           In any Insolvency or Liquidation Proceeding, the Notes Collateral Agent, on behalf of itself and the Senior Secured Notes Secured Parties and each Additional Collateral Agent on behalf of its Related Secured Parties, may seek adequate protection in respect of the Senior Secured Notes Obligations and the Additional First Lien Obligations, subject to the provisions of this Agreement, only if the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations, as the case may be, are granted adequate protection in the form of additional collateral or replacement Lien on the Shared Collateral and/or a superpriority administrative claim, in which event the Notes Collateral Agent or any Additional Collateral Agent, as the case may be, may receive as adequate protection an additional or replacement Lien and/or superpriority administrative claim (as applicable) that is junior and subordinate to such lien and/or claim granted to the Credit Agreement Collateral Agent or such holders of Priority Payment Lien Obligations as adequate protection on the same basis as the other Liens securing the Senior Secured Notes Obligations and the Additional First Lien Obligations are so subordinated to the Liens securing the Priority Payment Lien Obligations.  In the event the Notes Collateral Agent, on behalf of itself or any of the Senior Secured Notes Secured Parties or any Additional Collateral Agent, on behalf of itself or any of its Related Secured Parties, seeks or requests (or is otherwise granted) adequate protection in respect of Senior Secured Notes Obligations or the Additional First Lien Obligations and such adequate protection is granted in the form of an additional or replacement Lien and/or a superpriority administrative claim, then the Notes Collateral Agent, on behalf of itself and the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of itself or any of its Related Secured Parties, agrees that the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations, as the case may be, shall also be granted an additional or replacement Lien and/or a superpriority administrative claim (as applicable) as adequate protection for its senior interest in the Shared Collateral, and that the Notes Collateral Agent’s or such Additional Collateral Agent’s, as the case may be, additional or replacement Lien and/or superpriority administrative claim (as applicable) shall be subordinated to the additional or replacement Lien and/or superpriority administrative claim of the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations, as the case may be, on the same basis as the Liens and claims of the Notes Collateral Agent or such Additional Collateral Agent, as the case may be, on the Shared Collateral are subordinated to the Liens of, and claims with respect to, the Credit Agreement Collateral Agent or the holders of Priority Payment Lien Obligations on the Shared Collateral pursuant hereto.

(c)           Notwithstanding the foregoing, if the holders of the Priority Payment Lien Obligations are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency or Liquidation Proceeding, or have been granted as adequate protection or otherwise the right to receive current post-petition interest, incurred fees or expenses or other cash payments, then the Notes Collateral Agent and the Notes Secured Parties and each

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Additional Collateral Agent and any Additional Secured Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees, and expenses or other cash payments (as applicable), in addition to the forms of adequate protection described in Section 5.03(b).

SECTION 5.04.  Section 506(c) Claims.  Until the Discharge of Priority Payment Lien Obligations, the Notes Collateral Agent and the Notes Secured Parties and Additional Secured Parties with Pari Passu Lien Indebtedness shall not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the Priority Payment Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral.

SECTION 5.05.  No X Clause.  This Agreement does not include any “X Clause” in favor of any of the Senior Secured Notes Secured Parties and the Additional Secured Parties.  Without limiting the generality of the foregoing or of any other provision of this Agreement, absent a Discharge of Credit Agreement Obligations occurring on or before the effective date of any such Plan of Reorganization or absent the affirmative vote of Credit Agreement Secured Parties holding eighty-five percent (85%) or more of the Aggregate Credit Agreement Exposures expressly consenting to an alternate treatment in favor of the Senior Secured Notes Secured Parties and the Additional Secured Parties in connection with any such Plan of Reorganization, no Senior Secured Notes Secured Party or Additional Secured Party shall be entitled to receive or retain any cash or any debt or equity securities to be distributed under any confirmed Plan of Reorganization on account of or otherwise by virtue of Liens in their favor on the Shared Collateral, regardless of the manner in which such distributions may or may not be expressly denominated or otherwise characterized (whether under such Plan of Reorganization, in any accompanying disclosure statement or other solicitation materials, or otherwise), but any such cash or debt or equity securities instead shall be deemed to constitute Shared Collateral and shall be distributed to the Credit Agreement Administrative Agent for further distribution to the Credit Agreement Secured Parties, which shall be theirs to retain and/or otherwise realize upon, pending a Discharge of Credit Agreement Obligations.

SECTION 5.06.  Separate Grants of Security and Separate Classification.   It is acknowledged and agreed that:

(a)           the Credit Agreement Obligations of the Borrower and each Grantor, including in respect of Shared Collateral, constitute claims separate and apart (and of a different nature) from any other First Lien Obligations of the Borrower and each other Grantor, including in respect of the Shared Collateral;

(b)           the grant of Liens to secure the Credit Agreement Obligations constitutes a separate and distinct grant of Liens from any Liens granted to secure any other First Lien Obligations; and

(c)           because of, among other things, their differing payment terms, their differing covenant rights, and their differing rights in the Shared Collateral (including vis-à-vis any Grantor and/or in directing the exercise of any rights in and remedies against the Collateral), the Credit Agreement Obligations are fundamentally different and distinct from (and

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substantially dissimilar, within the meaning of Section 1122 of the Bankruptcy Code, to) any and all other First Lien Obligations and must be separately classified in any plan of reorganization, liquidation, arrangement, or composition (any “Plan of Reorganization”), proposed or confirmed in an Insolvency or Liquidation Proceeding and the First Lien Obligations of any Series must be separately classified in any such plan from the First Lien Obligations of any other Series.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, and without limiting the generality of the other provisions of this Agreement, if it is held that the claims against the Borrower or any Grantor in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of claims), then the Notes Collateral Agent and the Senior Secured Notes Trustee, on behalf of the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of itself or any of its Related Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 2.01(b) shall be made as if there were separate classes of senior and junior secured claims against the Borrower and the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Notes Collateral Agent on behalf of the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of itself or any of its Related Secured Parties), the Credit Agreement Secured Parties shall be entitled to receive from the proceeds or deemed proceeds of such Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant default rate and all reasonable fees, costs, and changes provided for under the Credit Agreement and the Credit Agreement Collateral Documents (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution from the proceeds or deemed proceeds of such Shared Collateral is made in respect of the claims held by the Notes Collateral Agent or any Additional Collateral Agent, as the case may be, with the Notes Collateral Agent, on behalf of the Senior Secured Notes Secured Parties and each Additional Collateral Agent, on behalf of itself or any of its Related Secured Parties, hereby acknowledging and agreeing to turn over to the Credit Agreement Administrative Agent (for distribution to the holders of the Credit Agreement Obligations) all amounts otherwise received or receivable by them from the proceeds or deemed proceeds of such Shared Collateral to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of (or the distributions on) the claim of the Senior Secured Notes Secured Parties or the Additional Secured Parties, as the case may be).

ARTICLE VI

Other Agreements

SECTION 6.01.  Concerning Secured Credit Documents and Collateral.

(a)           The Secured Credit Documents of any Class may be Amended, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such Amendment that is set forth in the Secured Credit Documents of any such other Class.

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(b)                                 The Grantors agree that each Security Document creating a Lien on any Shared Collateral securing any First Lien Obligations shall contain a legend substantially in the form of Annex I, or similar provisions approved by the Credit Agreement Collateral Agent (until such time as the Credit Agreement Obligations that constitute Priority Payment Obligations are Discharged, and after such time by the Collateral Agent that is granted possession of all possessory Controlled Shared Collateral in accordance with Section 4.01(d)), which approval shall not be unreasonably withheld.

(c)                                  The Grantors agree that they shall not grant to any Person any Lien on any Shared Collateral securing First Lien Obligations of any Class other than through the Collateral Agent of such Class (it being understood that the foregoing shall not be deemed to prohibit grants of set-off rights to Secured Parties of any Class); provided that the foregoing shall not prohibit the granting of any Liens permitted by the terms of the Secured Credit Documents.

(d)                                 The Grantors agree that they shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens on any asset or property to secure any Class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other Class of First Lien Obligations; provided, that to the extent the foregoing is not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, each Secured Party agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 6.01(d) shall be subject to Article II; provided, further,  that the foregoing shall not prohibit (i) any Class of First Lien Obligations from being secured by Capital Stock (as defined in the Credit Agreement) that do not secure any other class of First Lien Obligations due to the Rule 3-16 Limitation (as defined in the Senior Secured Notes Collateral Agreement) or (ii) the granting of any Liens permitted by the terms of the Secured Credit Documents to any Person;

SECTION 6.02.  Refinancings.  The First Lien Obligations of any Class may be Refinanced (including, for the avoidance of doubt, any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection with such Refinancing), in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or Secured Party of any other Class, all without affecting the priorities provided for herein (including, without limitation, the priority in right of payment of the Priority Payment Lien Obligations) or the other provisions hereof; provided, that if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the collateral agent under such obligations shall become a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

SECTION 6.03.  Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law), then the terms and conditions of this Agreement shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been satisfied in full.

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SECTION 6.04.  Reorganization Modifications.  In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 6.05.  Further Assurances.  Each of the Collateral Agents and the Grantors agrees that it will execute, or will cause to be executed, such reasonable further documents, agreements and instruments, and take all such reasonable further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request, to effectuate the terms of this Agreement.

ARTICLE VII

No Reliance; No Liability

SECTION 7.01.  No Reliance; Information.  Each Collateral Agent, on behalf of its Related Secured Parties, acknowledges that (a) its Related Secured Parties have, independently and without reliance upon any Collateral Agent or any Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Secured Credit Documents to which they are party and (b) its Related Secured Parties will, independently and without reliance upon any Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Secured Credit Document.  The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to the Borrower or any of the Grantors or their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates.  If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 7.02.  No Warranties or Liability.

(a)                                 Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon.  The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner set forth in their Related Secured Credit Documents. No Collateral Agent shall, by reason of this Agreement, any

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other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party.

(b)                                 No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

SECTION 7.03.  Rights of Notes Collateral Agent.

Notwithstanding anything contained herein to the contrary, the Notes Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Senior Secured Notes Indenture as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.

ARTICLE VIII

Additional First Lien Obligations

The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

(a)                                 describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b)                                 setting forth the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are or will be issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete in all material respects by an Authorized Officer of the Borrower;

(c)                                  identifying the Person that serves as the Additional Collateral Agent;

(d)                                 certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien

22

Obligations” hereunder do not or will not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(e)                                  identifying such Additional First Lien Obligations as either Priority Payment Lien Obligations or Pari Passu Lien Indebtedness in accordance with the applicable definitions thereof;

(f)                                   certifying that the Additional First Lien Obligations Documents (A) meet the requirements of Section 6.01(b) and (B) authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(g)                                  attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement.  Notwithstanding anything herein contained to the contrary, each Collateral Agent may conclusively rely on such certificate delivered by the Borrower, and upon its receipt of such certificate, each Collateral Agent shall execute the Collateral Agent Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)                                 if to any Grantor, to it (or, in the case of any Grantor other than the Borrower, to it in care of the Borrower) at:

The McClatchy Company
2100 “Q” Street
Sacramento, California 95816
Attention: Karole Morgan-Prager
Facsimile No.: (916) 326-5586

23

(b)                                 if to the Credit Agreement Collateral Agent, to it at:

Bank of America, N.A.

Mail Code: WA1-501-17-32

800 Fifth Avenue

Seattle, Washington 98104

Attention: Ken Puro

Facsimile: (415) 343-0559

(c)                                  if to the Notes Collateral Agent, to it at:

The Bank of New York Mellon Trust Company, N.A.
400 Hope Street, Suite 400

Los Angeles, California 90071
Attention: Corporate Unit

Facsimile: (213) 630-6298

(d)                                 if to any Additional Collateral Agent, to it at the address set forth in the applicable Collateral Agent Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.  As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

In addition to the foregoing, the Notes Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Notes Collateral Agent in its discretion elects to act upon such instructions, the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling.  The Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Collateral Agent, including without limitation the risk of the Notes Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

24

SECTION 9.02.  Waivers; Amendment; Joinder Agreements.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Borrower’s prior written consent; provided, further that without any action or consent of any Collateral Agent (i) (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an Additional Collateral Agent may become a party hereto, in accordance with Article VIII and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 9.12, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing; provided that such Collateral Agent shall not be required to enter into such amendments or modifications unless it shall have received a certificate of an Authorized Officer of the Borrower certifying that such Refinancing is permitted hereunder and such Collateral Agent shall not be required to enter into such amendments or modifications that adversely affect its rights.

SECTION 9.03.  Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 9.04.  Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Borrower or any of the Subsidiaries, and the parties hereto acknowledge that this Agreement is intended to be and shall be enforceable as a “subordination” agreement under Bankruptcy Code Section 510(a).  All references herein to any

25

Grantor shall apply to any trustee for such Person and such Person as a debtor-in-possession.

SECTION 9.05.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.07.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c)                                  Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01, such service to be effective upon receipt.  Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

26

SECTION 9.08.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.09.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.10.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 9.11.  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another.  Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Borrower, any other Grantor or any other Subsidiary may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.  For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of the Borrower or any other Grantor contained in any Secured Credit Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 9.12.  Additional Grantors.  In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”.  Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 9.13.  Specific Performance.  Each Collateral Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement.  Each Collateral Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives

27

any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 9.14.  Integration.  This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[SIGNATURE PAGE FOLLOWS]

28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

Signature Page to Intercreditor Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

By:
Name:
Title:

Signature Page to Intercreditor Agreement

THE MCCLATCHY COMPANY,

By:
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief
Financial Officer and Treasurer

Signature Page to Intercreditor Agreement

ABOARD PUBLISHING, INC.
ANCHORAGE DAILY NEWS, INC.
BELTON PUBLISHING COMPANY, INC.
BISCAYNE BAY PUBLISHING, INC.
CASS COUNTY PUBLISHING COMPANY
COLUMBUS LEDGER-ENQUIRER, INC.
CYPRESS MEDIA, INC.
EAST COAST NEWSPAPERS, INC.
GULF PUBLISHING COMPANY, INC.
HLB NEWSPAPERS, INC.
KELTATIM PUBLISHING COMPANY, INC.
KEYNOTER PUBLISHING COMPANY, INC.
LEE’S SUMMIT JOURNAL, INCORPORATED
LEXINGTON H-L SERVICES, INC.
MACON TELEGRAPH PUBLISHING COMPANY
MAIL ADVERTISING CORPORATION
MCCLATCHY INTERACTIVE WEST
MCCLATCHY INVESTMENT COMPANY
MCCLATCHY NEWSPAPERS, INC.
MCCLATCHY U.S.A., INC.
MIAMI HERALD MEDIA COMPANY
NEWSPRINT VENTURES, INC.
NITTANY PRINTING AND PUBLISHING COMPANY
NOR-TEX PUBLISHING, INC.
OLYMPIC-CASCADE PUBLISHING, INC.
PACIFIC NORTHWEST PUBLISHING COMPANY, INC.
QUAD COUNTY PUBLISHING, INC.
STAR-TELEGRAM, INC.
TACOMA NEWS, INC.
THE BRADENTON HERALD, INC.
THE CHARLOTTE OBSERVER PUBLISHING COMPANY
THE NEWS AND OBSERVER PUBLISHING COMPANY
THE STATE MEDIA COMPANY
THE SUN PUBLISHING COMPANY, INC.
TRIBUNE NEWSPRINT COMPANY
WICHITA EAGLE AND BEACON PUBLISHING COMPANY, INC.
WINGATE PAPER COMPANY

All By:
Name:	Elaine Lintecum
Title:	Vice President

Signature Page to Intercreditor Agreement

MCCLATCHY MANAGEMENT SERVICES, INC.
MCCLATCHY INTERACTIVE LLC

All By:
	Name:	Elaine Lintecum
	Title:	President

BELLINGHAM HERALD PUBLISHING, LLC
IDAHO STATESMAN PUBLISHING, LLC
OLYMPIAN PUBLISHING, LLC

All By:	Pacific Northwest Publishing Company, Inc.,
its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President

CYPRESS MEDIA, LLC

By:	Cypress Media, Inc.,
its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President

SAN LUIS OBISPO TRIBUNE, LLC

By:	The McClatchy Company,
its Sole Member

By:
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief
Financial Officer and Treasurer

Signature Page to Intercreditor Agreement

ANNEX I

SECURITY DOCUMENTS LEGEND

THIS [NAME OF SECURITY DOCUMENT] IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 18, 2012 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE MCCLATCHY COMPANY, THE OTHER GRANTORS PARTY THERETO, BANK OF AMERICA, N.A., AS CREDIT AGREEMENT COLLATERAL AGENT, AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS NOTES COLLATERAL AGENT, AND EACH ADDITIONAL COLLATERAL AGENT FROM TIME TO TIME PARTY THERETO.

Annex I-1

EXHIBIT I

[FORM OF] COLLATERAL AGENT JOINDER AGREEMENT NO. [           ] dated as of [             ], 20[  ] (this “Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of December 18, 2012 (the “Intercreditor Agreement”), among THE MCCLATCHY COMPANY, a Delaware corporation (the “Borrower”), the other GRANTORS party thereto, BANK OF AMERICA, N.A., as the Credit Agreement Collateral Agent, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent, and each ADDITIONAL COLLATERAL AGENT from time to time party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.                                    The Borrower proposes to issue or incur Additional First Lien Obligations and the Person identified in the signature pages hereto as the “Additional Collateral Agent” (the “Additional Collateral Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Secured Parties.  The Additional First Lien Obligations are being designated as such by the Borrower in accordance with Article VIII of the Intercreditor Agreement.

C.                                    The Additional Collateral Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Collateral Agent” thereunder.  The Additional Collateral Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional Collateral Agent thereunder.

Accordingly, the Additional Collateral Agent and the Borrower agree as follows, for the benefit of the Additional Collateral Agent, the Borrower and each other party to the Intercreditor Agreement:

SECTION 1.  Accession to the Intercreditor Agreement.  The Additional Collateral Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional Collateral Agent for the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Collateral Agent under the Intercreditor Agreement.

SECTION 2.  Counterparts.  This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Collateral Agent.  Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Ex. I-1

SECTION 3.  Benefit of Agreement.  The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 4.  Governing Law.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.  Severability.  In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Intercreditor Agreement.  All communications and notices hereunder to the Additional Collateral Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 9.01 of the Intercreditor Agreement.

SECTION 7.  Expense Reimbursement.  The Borrower agrees to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

Ex. I-2

IN WITNESS WHEREOF, the Additional Collateral Agent and the Borrower have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL COLLATERAL AGENT], as ADDITIONAL COLLATERAL AGENT for the ADDITIONAL SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

THE MCCLATCHY COMPANY

By:
Name:
Title:

Ex. I-3

Acknowledged by:

BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL
COLLATERAL AGENT], as Additional
Collateral Agent

By:
Name:
Title:

Ex. I-4

EXHIBIT II

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [           ] dated as of [            ], 20[  ] (this “Grantor Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of December 18, 2012 (the “Intercreditor Agreement”), among THE MCCLATCHY COMPANY, a Delaware corporation (the “Borrower”), the other GRANTORS party thereto, BANK OF AMERICA, N.A., as the Credit Agreement Collateral Agent, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent, each ADDITIONAL COLLATERAL AGENT from time to time party thereto and [                   ], a [                        ], as an additional GRANTOR.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            [           ], a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

C.            The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder.  The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Borrower and each other party to the Intercreditor Agreement:

SECTION 1.  Accession to the Intercreditor Agreement.   In accordance with Section 9.12 of the Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

SECTION 2.  Representations, Warranties and Acknowledgement of the Additional Grantor.  The Additional Grantor represents and warrants to each Collateral Agent and each Secured Party that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  Counterparts.  This Grantor Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Grantor Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor.  Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Ex. II-1

SECTION 4.  Benefit of Agreement.  The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 5.  Governing Law.  THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Severability.  In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Intercreditor Agreement.

SECTION 8.  Expense Reimbursement.  The Additional Grantor agrees to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

Ex. II-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Ex. II-3

Acknowledged by:

BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL
COLLATERAL AGENT], as Additional
Collateral Agent

By:
Name:
Title:

Ex. II-4

EXHIBIT E

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT

JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of [             ], 20[  ], among BANK OF AMERICA, N.A. (“BANA”), in its capacity as collateral agent for the Credit Agreement Obligations (as defined below), including its successors and assigns from time to time, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNY Mellon”), in its capacity as collateral agent for the First Lien Indenture Obligations (as defined below), including its successors and assigns from time to time, [                      ], in its capacity as collateral agent for the Junior Lien Obligations (as defined below), including its successors and assigns from time to time, and each Additional Collateral Agent (as defined below) from time to time party hereto.  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

A.            THE MCCLATCHY COMPANY, a Delaware corporation (the “Company”), is party to the Third Amended and Restated Credit Agreement dated as of December 18, 2012 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time including without limitation to add new loans thereunder or increase the amount of commitments thereunder, the “Credit Agreement”), among the Company, the lenders party thereto from time to time and BANA, as administrative agent and collateral agent. The Credit Agreement Obligations constitute First Lien Obligations hereunder.

B.            The Company is party to the Indenture dated as of December 18, 2012 among the Company, the guarantors identified therein and BNY Mellon, as First Lien Trustee, governing the First Lien Notes (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “First Lien Indenture”). The First Lien Notes Obligations constitute First Lien Obligations hereunder.

C.            The Company is party to the [              ] dated as of [                    ], 20[  ] among the Company, the guarantors identified therein and [                     ], as Initial Junior Lien Representative, governing the Initial Junior Lien Obligations (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Initial Junior Lien Debt Document”).  The Initial Junior Lien Obligations constitute Junior Lien Obligations hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1.         Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Collateral Agents” shall be as defined in Section 8.3 herein.

“Additional First Lien Collateral Agent” shall mean the administrative agent, trustee or similar entity for the lenders or holders of obligations, as applicable, under the Additional First Lien Obligations Documents, together with its successors and permitted assigns.

“Additional First Lien Obligations” shall mean all Obligations of the Company and the other Grantors that shall have been designated as the Additional First Lien Obligations pursuant to the First Lien Intercreditor Agreement; provided that the Company shall give a notice of such designation to the Junior Lien Collateral Agent.

“Additional First Lien Obligations Documents” shall mean the credit agreements, indentures or other agreements under which the applicable Additional First Lien Obligations are issued or incurred and all other instruments, agreements and other documents evidencing or governing the applicable Additional First Lien Obligations or providing any guarantee, Lien or other right in respect thereof.

“Additional First Lien Secured Parties” shall mean the holders of any Additional First Lien Obligation and the applicable Additional First Lien Collateral Agent, if any.

“Additional First Lien Security Documents” shall mean any agreement, document or instrument pursuant to which a Lien is granted securing the applicable Additional First Lien Obligations or under which rights or remedies with respect to such Liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“BANA” shall have the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“BNY Mellon” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Junior Lien Collateral including without limitation any assets on which the First Lien Collateral Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals.

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“Comparable Junior Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Document, those Junior Lien Security Documents that create a Lien on the same Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Agreement Collateral Agent” shall mean BANA, in its capacity as administrative agent for the lenders and other secured parties under the Credit Agreement and the other Credit Agreement Documents entered into pursuant to the Credit Agreement, together with its successors and permitted assigns.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” under the Credit Agreement.

“Credit Agreement Obligations” means all Obligations, Hedging Obligations owed to any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time the underlying contract was executed) and Cash Management Obligations, as such terms are defined in the Credit Agreement, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement, and shall in any event include all interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim under applicable state, federal or foreign law.

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Credit Agreement.

“Credit Agreement Security Documents” has the meaning assigned to the term “Collateral Documents” in the Credit Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the First Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the Credit Agreement and otherwise reasonably satisfactory to the Credit Agreement Collateral Agent, in each case after or concurrently with the termination of all commitments to extend credit thereunder and the termination of all commitments of the First Lien Secured Parties under the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Obligations or First Lien Obligations.

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“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations pursuant to a First Lien Security Document.

“First Lien Collateral Agent” shall mean each of the First Lien Notes Collateral Agent, the Credit Agreement Collateral Agent and each Additional First Lien Collateral Agent.

“First Lien Documents” shall mean the Credit Agreement Documents, the First Lien Intercreditor Agreement, the First Lien Notes Documents and any Additional First Lien Obligations Documents.

“First Lien Indenture” shall have the meaning set forth in the recitals.

“First Lien Intercreditor Agreement” shall mean that Intercreditor and Collateral Agency Agreement dated December 18, 2012 among the Company, the other Grantors party thereto, BANA, as Credit Agreement Collateral Agent, BNY Mellon, as First Lien Notes Collateral Agent, and each Additional First Lien Collateral Agent from time to time party thereto.

“First Lien Notes” shall mean (a) the initial $910.0 million of 9.00% Senior Secured Notes due 2022 issued by the Company pursuant to the First Lien Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement (as defined in the First Lien Indenture) and (c) any additional notes (including any exchange notes issued therefor) issued under the First Lien Indenture by the Company, to the extent permitted by the First Lien Indenture and the Credit Agreement.

“First Lien Notes Collateral Agent” shall mean the First Lien Trustee in its capacity as collateral agent for the noteholders and other secured parties under the First Lien Indenture and the other First Lien Notes Documents; it being understood that as of the date of this Agreement, BNY Mellon, in its capacity as collateral agent under the First Lien Indenture, shall be so designated First Lien Notes Collateral Agent.

“First Lien Notes Documents” shall mean the First Lien Indenture, the Collateral Documents (as defined in the First Lien Indenture) and all other instruments, agreements and other documents evidencing or governing the First Lien Notes Obligations or providing any Guarantee (as defined in the First Lien Indenture), Lien (including any mortgage) or other right in respect thereof.

“First Lien Notes Obligations” shall mean any principal, interest (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the First Lien Indenture, the First Lien Notes, or any other First Lien Notes Document.

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“First Lien Notes Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the First Lien Indenture.

“First Lien Notes Security Documents” shall mean the Collateral Documents (as defined in the First Lien Indenture).

“First Lien Obligations” shall mean the Credit Agreement Obligations, the First Lien Notes Obligations and any Additional First Lien Obligations.

“First Lien Secured Parties” shall mean the Credit Agreement Secured Parties, the First Lien Notes Secured Parties and any Additional First Lien Secured Parties.

“First Lien Security Documents” shall mean (a) the Credit Agreement Security Documents, (b) the First Lien Notes Security Documents, (c) any Additional First Lien Security Documents and (d) any other agreement entered into in favor of any First Lien Collateral Agent for the purpose of securing the applicable First Lien Obligations.

“First Lien Trustee” shall mean BNY Mellon, in its capacity as trustee under the First Lien Notes Security Documents, and its permitted successors.

“First Priority Liens” shall mean Liens securing the First Lien Obligations, which Liens are superior and prior in priority to the Liens securing the Junior Lien Obligations.

“Grantors” shall mean the Company and each other subsidiary of the Company that has executed and delivered a First Lien Document or a Junior Lien Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning assigned to that term in the First Lien Indenture, the Initial Junior Lien Debt Document or the Credit Agreement.

“Initial Junior Lien Debt Document” shall have the meaning set forth in the recitals.

“Initial Junior Lien Documents” shall mean the Initial Junior Lien Debt Document, the Initial Junior Lien Security Documents and all other instruments, agreements and documents executed pursuant thereto.

“Initial Junior Lien Obligations” shall mean “[Secured Obligations]” (as defined in the Initial Junior Lien Debt Document).

“Initial Junior Lien Representative” shall mean [               ], in its capacity as [             ] under the Initial Junior Lien Obligations, and its permitted successors and assigns.

“Initial Junior Lien Secured Parties” shall mean “[Secured Parties]” (as defined in the Initial Junior Lien Debt Document).

“Initial Junior Lien Security Documents” means the [Collateral Documents] (as defined in the Initial Junior Lien Debt Document).

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“Insolvency or Liquidation Proceeding” shall mean:

(1)           any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor or its assets, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or its assets or any similar case or proceeding relative to the Company or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to the Company or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Junior Lien Obligations pursuant to a Junior Lien Security Document.

“Junior Lien Collateral Agent” shall mean (i) so long as the Initial Junior Lien Obligations are outstanding, the Initial Junior Lien Representative, in its capacity as collateral agent for the noteholders and other secured parties under the Initial Junior Lien Debt Document and the other Initial Junior Lien Documents, and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding (or by Junior Lien Representatives of such Junior Lien Secured Parties) or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations (provided that any Junior Lien Collateral Agent so designated shall be a party hereto); it being understood that as of the date of this Agreement, the Initial Junior Lien Representative shall be so designated Junior Lien Collateral Agent.

“Junior Lien Documents” shall mean the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Initial Junior Lien Documents and the related Initial Junior Lien Security Documents.

“Junior Lien Obligations” shall mean Initial Junior Lien Obligations and Obligations with respect to other Indebtedness permitted to be incurred under the Initial Junior Lien Debt Document, the First Lien Indenture and the Credit Agreement which are by their terms intended to be secured equally and ratably with the Initial Junior Lien Obligations or on a basis junior to the Liens securing the Initial Junior Lien Obligations (provided such Lien is permitted to be incurred under the Initial Junior Lien Debt Document, the First Lien Indenture and the Credit Agreement); provided that the holders of such additional Indebtedness or their Junior Lien Representative are a party to the Junior Lien Security Documents in accordance with the terms

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thereof, have appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral and have executed and delivered an Additional Party Addendum in accordance with Section 8.3 herein.

“Junior Lien Representative” shall mean any duly authorized representative of any holders of Junior Lien Obligations which representative is a party to the Junior Lien Security Documents.

“Junior Lien Secured Parties” shall mean (a) the Initial Junior Lien Secured Parties, (b) the Junior Lien Collateral Agent and (c) the holders from time to time of any other Junior Lien Obligations, and each Junior Lien Representative.

“Junior Lien Security Documents” shall mean (a) so long as the Initial Junior Lien Obligations are outstanding, the Initial Junior Lien Security Documents and (b) thereafter any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Junior Lien Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various Junior Lien Secured Parties.

“Junior Liens” shall mean the Liens securing the Junior Lien Obligations.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization which grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is expressly prohibited at such time by the provisions of this Agreement.

“Obligations” shall mean any principal, interest (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officers’ Certificate” shall mean a certificate signed by the chief executive officer, the chief financial officer, principal accounting officer, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Payment Discharge” shall have the meaning set forth in Section 5.1(a).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

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“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Collateral in the possession or control of any First Lien Collateral Agent (or its agents or bailees), in accordance with the terms of the First Lien Intercreditor Agreement, to the extent that possession or control thereof perfects a Lien thereon under the UCC.

“Recovery” shall have the meaning set forth in Section 6.3.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement, the First Lien Indenture or the Initial Junior Lien Debt Document.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

1.2.         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priorities.

2.1.         Subordination of Liens.  Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Junior Lien Collateral Agent or the Junior Lien Secured

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Parties on the Collateral or of any Liens granted to any First Lien Collateral Agent or any First Lien Secured Party on the Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Junior Lien Documents or the First Lien Documents, (iii) whether any First Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, hereby agree that:  (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Collateral Agent or any First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations, (b) any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations and (c) with respect to any Junior Lien Obligations other than the Initial Junior Lien Obligations (and as between the Initial Junior Lien Representative, the Junior Lien Collateral Agent, the other Junior Lien Representatives, the Initial Junior Lien Secured Parties and the other Junior Lien Secured Parties), the Liens on the Collateral securing such Junior Lien Obligations now or hereafter held by or on behalf of the Initial Junior Lien Representative, the Junior Lien Collateral Agent, any Junior Lien Representatives, any Initial Junior Lien Secured Party or any other Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank in all respects equally and ratably to or junior to the Liens securing the Initial Junior Lien Obligations.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.  The Junior Lien Collateral Agent and each Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, expressly agree that any Lien purported to be granted on any Collateral as security for the First Lien Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or fraudulent transfer or legally or otherwise deficient in any manner.

2.2.         Prohibition on Contesting Liens.  The Junior Lien Collateral Agent and each other Junior Lien Representative, for itself and on behalf of each applicable Junior Lien Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of any First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any First Lien Collateral or Collateral and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial

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relief made in any court by any First Lien Collateral Agent or any First Lien Secured Party relating to the lawful enforcement of any First Priority Lien on Collateral or First Lien Collateral.  Each First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party on the Collateral; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Collateral Agent or any First Lien Secured Parties to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1) or any of the First Lien Documents.

2.3.         No New Liens.    So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that, after the date hereof, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire, hold or permit to exist any Lien on any assets of the Company or any other Subsidiary (and none of the Company or any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to a First Priority Lien in respect of the First Lien Obligations under the First Lien Documents.  If the Junior Lien Collateral Agent or any Junior Lien Representative shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Company or any other Subsidiary that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then such Junior Lien Collateral Agent or other Junior Lien Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other agreement, document or instrument, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agents as security for the First Lien Obligations (subject to the lien priority and other terms hereof) and shall use its best efforts to promptly notify each First Lien Collateral Agent in writing of such Lien and in any event take such actions as may be requested by any First Lien Collateral Agent to assign or release such Lien to each First Lien Collateral Agent (and/or its designee) as security for the applicable First Lien Obligations.

2.4.         Perfection of Liens.  Except as expressly set forth in Section 5.5 hereof, no First Lien Collateral Agent nor any First Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Collateral Agent, the other Junior Lien Representatives or any other Junior Lien Secured Parties.  None of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the First Lien Collateral Agents or any other First Lien Secured Parties.  The provisions of this Agreement are intended to govern the respective Lien priorities as between the First Lien Secured Parties and the Junior Lien Secured Parties and shall not impose on any First Lien Collateral Agent, the Junior Lien Collateral Agent, any other Junior Lien Representative, the Junior Lien Secured Parties or the First Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

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SECTION 3.  Enforcement.

3.1.         Exercise of Remedies, Etc.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) none of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party will (x) exercise or enforce or seek to exercise or enforce any rights or remedies (including setoff and the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Collateral in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by any First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by any First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided herein, as between any First Lien Collateral Agent or First Lien Secured Parties, on one hand, and the Junior Lien Collateral Agent or any Junior Lien Secured Party, on the other hand, the First Lien Collateral Agents or any one of them and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Junior Lien Obligations, (B) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Lien Collateral Agent and the Junior Lien Secured Parties may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Junior Lien Collateral Agent or the Junior Lien Secured Parties, (C) the Junior Lien Collateral Agent and the Junior Lien Secured Parties may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable nonbankruptcy law, and (D) the Junior Lien Collateral Agent and the Junior Lien Secured Parties may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor, in each case (A) through (D) above to the extent such action is not inconsistent with, or could not result in a resolution

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inconsistent with, the terms of this Agreement.  In exercising rights and remedies with respect to the First Lien Collateral or Collateral, the First Lien Collateral Agents and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise any one or more of its or their rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           So long as the Discharge of First Lien Obligations has not occurred, each of the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees that it will not, in the context of its role as secured lender, take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including set off or the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Collateral in respect of the applicable Junior Lien Obligations.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Junior Lien Collateral Agent, the Junior Lien Representatives and the Junior Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral in respect of the applicable Junior Lien Obligations pursuant to the Junior Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(c)           Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, agrees that none of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Collateral Agent or the First Lien Secured Parties with respect to the Collateral, the First Lien Collateral or any other collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, the First Lien Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Collateral Agent and each Junior Lien Representative, for itself and on behalf of each applicable Junior Lien Secured Party, hereby waives any and all rights it or any Junior Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Collateral Agent or any First Lien Secured Party seeks to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral or Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Collateral Agent or First Lien Secured Party is adverse to the interests of the Junior Lien Secured Parties.

(d)           The Junior Lien Collateral Agent, each Junior Lien Representative and each Junior Lien Secured Party hereby acknowledge and agree that no covenant, agreement or restriction contained in any applicable Junior Lien Document shall be deemed to restrict in any way the rights and remedies of any First Lien Collateral Agent or any First Lien Secured Parties

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with respect to the First Lien Collateral or Collateral as set forth in this Agreement and the First Lien Documents.

(e)           So long as the Discharge of First Lien Obligations has not occurred, none of the Junior Lien Collateral Agent, any other Junior Lien Representative or any other Junior Lien Secured Party may assert or enforce any right of marshalling accorded to a junior lienholder, as against any First Lien Collateral Agent or any First Lien Secured Party (in their capacity as priority lienholders).

(f)            Section 3.1 hereof shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Collateral under Section 363 of the Bankruptcy Code, provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

3.2.         Cooperation.  Subject to the proviso in clause (ii) of Section 3.1(a), each of the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Collateral or any other collateral under any of the applicable Junior Lien Documents or otherwise in respect of the applicable Junior Lien Obligations.

SECTION 4.  Payments.

4.1.         Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of rights or remedies or any transfer or disposition in lieu thereof as a secured party, shall be applied by the First Lien Collateral Agents to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred.  Upon the Discharge of First Lien Obligations, subject to the proviso of Section 5.1(a)(y) and subject to Section 5.7 hereof, the First Lien Collateral Agents shall deliver promptly to the Junior Lien Collateral Agent any Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2.         Payments Over.  Any Collateral or First Lien Collateral or proceeds thereof received by the Junior Lien Collateral Agent or any Junior Lien Secured Party in connection with the exercise of any right or remedy (including set off or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Collateral not expressly permitted by this Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agents in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Each First Lien Collateral Agent is hereby authorized to make any such

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endorsements as agent for the Junior Lien Collateral Agent or any such Junior Lien Secured Party.  This authorization is coupled with an interest and is irrevocable.

SECTION 5.  Other Agreements.

5.1.         Releases.

(a)           (x) If at any time any Grantor or any First Lien Secured Party delivers notice to the Junior Lien Collateral Agent with respect to any specified Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A)          such specified Collateral has been or is being sold, leased, exchanged, transferred or otherwise disposed of, other than in accordance with clause (B) below (a “Disposition”) by the owner of such Collateral in a transaction permitted under the Credit Agreement, Article III of the First Lien Indenture and Article [III] of the Initial Junior Lien Debt Document; or

(B)          the First Priority Liens thereon have been or are being otherwise released as permitted by the Credit Agreement, by the First Lien Indenture or by each First Lien Collateral Agent on behalf of the applicable First Lien Secured Parties (unless, in the case of this clause (B), such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”)), then the Junior Liens upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing First Lien Obligations are released and discharged (provided that in the case of any release of collateral not pursuant to a Payment Discharge, the Liens on any Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Indenture shall be subject to Junior Liens and shall be applied pursuant to Section 4.1).  Upon delivery to the Junior Lien Collateral Agent of a notice from the First Lien Collateral Agents stating that any such release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon the Junior Lien Collateral Agent’s release), the Junior Lien Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Lien Collateral Agents in connection with such release.

(y)           In the event of a Payment Discharge, the Junior Liens on Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to any intercreditor agreements or arrangements

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among Junior Lien Secured Parties pursuant to Section 8.21 and subject to Liens permitted by the Indenture); provided that if the Company or the Grantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Indenture, then the provisions of Section 5.7 shall apply as if a Refinancing of First Lien Obligations had occurred.

(b)           The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, hereby irrevocably constitutes and appoints each First Lien Collateral Agent and any officer or agent of such First Lien Collateral Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Junior Lien Collateral Agent or such holder or in any such First Lien Collateral Agent’s own name, from time to time in any such First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c)           Unless and until the Discharge of First Lien Obligations has occurred, the Junior Lien Collateral Agent for itself and on behalf of each Junior Lien Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Collateral or other collateral to the repayment of First Lien Obligations pursuant to the First Lien Documents.

5.2.         Insurance.  Unless and until the Discharge of First Lien Obligations has occurred, as between any First Lien Collateral Agent or First Lien Secured Parties, on one hand, and the Junior Lien Collateral Agent or any Junior Lien Secured Party, on the other hand, each First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, to the extent permitted by the First Lien Documents and subject to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Collateral shall be paid (a) first, until the occurrence of the Discharge of First Lien Obligations, to the First Lien Collateral Agents for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents, (b) second, after the occurrence of the Discharge of First Lien Obligations, to the Junior Lien Collateral Agent for the benefit of the Junior Lien Secured Parties pursuant to the terms of the applicable Junior Lien Documents and (c) third, if no Junior Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If the Junior Lien Collateral Agent or any Junior Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the First Lien Collateral Agents and it shall forthwith pay such proceeds over to the First Lien Collateral Agents in accordance with the terms of Section 4.2.

5.3.         Amendments to Junior Lien Security Documents.

(a)           So long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the First Lien Collateral Agents, no Junior Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent

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such amendment, supplement or modification, or the terms of any new Junior Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement.  The Junior Lien Collateral Agent and each Junior Lien Representative agree that each applicable Junior Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agents):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the Junior Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the Junior Lien Collateral Agent] hereunder are subject to the limitations and provisions of the Intercreditor and Collateral Agency Agreement, dated as of December 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Bank of America, N.A., as Credit Agreement Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as First Lien Notes Collateral Agent and certain other persons party or that may become party thereto from time to time, and consented to by The McClatchy Company and the Grantors identified therein.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, agree that each mortgage covering any Collateral shall contain such other language as any First Lien Collateral Agent may reasonably request to reflect the subordination of such mortgage to the First Lien Document covering such Collateral.

(b)                                 In the event that any First Lien Collateral Agent or any First Lien Secured Party enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of such First Lien Collateral Agent, the First Lien Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Lien Security Document without the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Collateral Agent, any Junior Lien Representative, the Company or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Collateral in a manner materially different from that affecting the rights of the applicable First Lien Secured Parties thereunder or therein.  The applicable First Lien Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Junior Lien Collateral Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Junior Lien Security Document as set forth in this Section 5.3(b).

5.4.                            Rights as Unsecured Creditors.  Except as otherwise expressly set forth in this Agreement, the Junior Lien Collateral Agent and the Junior Lien Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary

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that has guaranteed the Junior Lien Obligations in accordance with the terms of the applicable Junior Lien Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by the Junior Lien Collateral Agent or any Junior Lien Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party of rights or remedies as a secured creditor in respect of Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Junior Lien Obligations held by any of them or in any Insolvency or Liquidation Proceeding.  In the event the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Collateral, First Lien Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the First Priority Liens securing First Lien Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agents or the First Lien Secured Parties may have with respect to the First Lien Collateral.

5.5.                            First Lien Collateral Agents as Gratuitous Bailee for Perfection.

(a)                                 Each First Lien Collateral Agent agrees to hold the Pledged Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of the Junior Lien Collateral Agent and each Junior Lien Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Junior Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(b)                                 The Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, hereby appoints each of the First Lien Notes Collateral Agent and the Credit Agreement Collateral Agent to act as its collateral agent under each control agreement to which it is a party for the purpose of perfecting the security interest granted in the deposit accounts, securities account and other accounts subject to such control agreements that constitute Common Collateral (collectively, the “Controlled Accounts”) pursuant to the Junior Lien Security Documents, and each of the First Lien Notes Collateral Agent and the Credit Agreement Collateral Agent accepts such appointment.  In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral consisting of Controlled Accounts to each First Lien Collateral Agent for the benefit of the Junior Lien Collateral Agent and the Junior Lien Secured parties.

(c)                                  The First Lien Collateral Agents shall have no obligation whatsoever to any Junior Lien Representative or any Junior Lien Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral except as expressly set forth in this Section 5.5.  The duties or responsibilities of each First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the benefit and on behalf of the Junior Lien Collateral Agent and each Junior Lien Secured Party for purposes of perfecting the Liens held by the Junior Lien Secured Parties.

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(d)                                 The First Lien Collateral Agents shall not have by reason of the Junior Lien Documents or this Agreement or any other document a fiduciary relationship in respect of any Junior Lien Collateral Agent or any Junior Lien Secured Party, and each of the Junior Lien Collateral Agent, the Junior Lien Representatives and the Junior Lien Secured Parties hereby waives and releases each First Lien Collateral Agent from all claims and liabilities arising pursuant to such First Lien Collateral Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Collateral.

(e)                                  Upon the Discharge of First Lien Obligations, the First Lien Collateral Agents shall (x) deliver to the Junior Lien Collateral Agent written notice of the occurrence thereof (which notice may state that such Discharge of First Lien Obligations is subject to the provisions of this Agreement, including without limitation Sections 5.1(a)(y), 5.7 and 6.3 hereof) (it being understood that until the delivery of such notice to the Junior Lien Collateral Agent, the Junior Lien Collateral Agent shall not be charged with knowledge of the Discharge of First Lien Obligations or required to take any actions based on such Discharge of First Lien Obligations) and (y) deliver to the Junior Lien Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Junior Lien Collateral Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.  The Company and each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each First Lien Collateral Agent for loss or damage suffered by such First Lien Collateral Agent as a result of such transfer except for loss or damage suffered by such First Lien Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.  The First Lien Collateral Agents have no obligation to follow instructions from the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party in contravention of this Agreement.

(f)                                   None of the First Lien Collateral Agents nor any of the First Lien Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Collateral Agents or the First Lien Secured Parties under the Credit Agreement or the First Lien Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6.                            [Intentionally Omitted]

5.7.                            No Release if Event of Reinstatement.  If at any time in connection with or after the Discharge of First Lien Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the related documents shall be treated as First Lien Documents for all purposes of this Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be a First Lien

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Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice stating that the Company has entered into a new First Lien Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Junior Lien Collateral Agent and each Junior Lien Representative shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Pledged Collateral).

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1.                            Financing Issues.  The Junior Lien Collateral Agent and each Junior Lien Representative, each on behalf of itself and each applicable Junior Lien Secured Party agree that if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding:

(a)                                 if any First Lien Collateral Agent shall desire to permit the use of cash collateral constituting proceeds of the Collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”) secured by Liens on the Collateral, including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Initial Junior Lien Obligations or the other Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, each on behalf of itself and each applicable Junior Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not seek or request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to the Liens on the Collateral securing such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the First Priority Liens securing the applicable First Lien Obligations, all adequate protection liens granted to the holders of First Lien Obligations on the Collateral, and to any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent, provided that the Junior Lien Secured Parties may only object to the extent they are not granted adequate protection in accordance with the terms hereof and may not object on any other grounds or with respect to any other aspect of such DIP Financing or such use of cash collateral.

(b)                                 none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by any First Lien Collateral Agent or any First Lien Secured Party;

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(c)                                  none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale or other disposition of assets of the Company or any Grantor for which any First Lien Collateral Agent has consented that provides, to the extent that such sale or disposition is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds thereof on the same basis of priority as the existing Liens in accordance with this Agreement;

(d)                                 none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, the First Lien Collateral or any other collateral without the prior written consent of all First Lien Collateral Agents;

(e)                                  none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by any First Lien Collateral Agent or any First Lien Secured Party for adequate protection in any form or (ii) any objection by any First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on such First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(f)                                   none of them will assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral or First Lien Collateral;

(g)                                  none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by any First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Collateral or First Lien Collateral under Section 363(k) of the Bankruptcy Code or otherwise, or of the right to make an election under Section 1111(b) of the Bankruptcy Code with respect to the Collateral; and

(h)                                 none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Collateral or First Lien Collateral (and the First Lien Collateral Agents and the First Lien Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of the Junior Lien Collateral Agent and each other Junior Lien Secured Party on the Collateral).

6.2.                            Adequate Protection.  Each of the Junior Lien Collateral Agent and each Junior Lien Representative, each on behalf of itself and each applicable Junior Lien Secured Party agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for, or otherwise seek, adequate protection (or any comparable request for relief) based upon their respective security interests in the Collateral, except that

(1)                                 any of them may freely seek and obtain adequate protection relief granting a junior Lien co-extensive in all respects with, but subordinated to, all adequate

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protection and other Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Secured Parties (and the First Lien Collateral Agents and the First Lien Secured Parties will not object to the granting of such a junior Lien); and

(2)                                 any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

6.3.                            Preference Issues.  If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor) or to or for the benefit of its creditors, because the payment of such amount was declared to be fraudulent or preferential or otherwise avoidable in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  Any Collateral or First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of Section 4.2 and the other terms of this Agreement.  The applicable First Lien Collateral Agent shall use commercially reasonable efforts to give written notice to the Junior Lien Collateral Agent of the occurrence of any such Recovery (provided that the failure to give such notice shall not affect the First Lien Collateral Agents’ rights hereunder, except it being understood that until the delivery of such notice to the Junior Lien Collateral Agent, the Junior Lien Collateral Agent shall not be charged with knowledge of such Recovery or required to take any actions based on such Recovery).

6.4.                            Application.  This Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code and shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding.  All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession.  The relative rights as to the Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5.                            Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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6.6.                            Post-Petition Interest.

(a)                                 The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledge and agree that neither the Junior Lien Collateral Agent nor any Junior Lien Secured Party shall oppose or seek to challenge any claim by any First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.

(b)                                 No First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Junior Lien Collateral Agent or any Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens in favor of the Junior Lien Secured Parties on the Collateral (after taking into account the Liens in favor of the First Lien Secured Parties thereon).

6.7.                            Nature of Obligations; Post-Petition Interest.  The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that (i) the Junior Lien Secured Parties’ claims against the Company and each Grantor, including in respect of the Collateral, constitute junior claims separate and apart (and of a different class and nature) from the senior claims of the First Lien Secured Parties against the Company and each other Grantor, including in respect of the Collateral; (ii) the grant of Liens to secure the First Lien Obligations constitutes a separate and distinct grant of Liens from any Liens granted to secure any Junior Lien Obligations; (c) because of, among other things, their differing payment terms, their differing covenant rights, and their differing rights in the Collateral (including vis-à-vis any Grantor and/or in directing the exercise of any rights in and remedies against the Collateral), the First Lien Obligations are fundamentally different and distinct from (and substantially dissimilar, within the meaning of Section 1122 of the Bankruptcy Code, to) the Junior Lien Obligations and must be separately classified in any Plan of Reorganization, proposed or confirmed in an Insolvency or Liquidation Proceeding; and (d) the First Lien Obligations include all fees and expenses that are incurred and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of the Company or any Grantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest, fees, or expenses is allowed or allowable in any such Insolvency or Liquidation Proceeding under Section 506(b) of the Bankruptcy Code or otherwise.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Company or any Grantor in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledge and agree that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Company and the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Collateral Agent on behalf of the Junior Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts owing in respect of or distributed to them in respect of principal, pre-petition interest, fees, expenses, and other claims, all amounts owing in respect of post-petition interest at the relevant contract

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rate, fees, and expenses (even though such claims may or may not be allowed or allowable in whole or in part in the respective Insolvency or Liquidation Proceeding under Section 506(b) of the Bankruptcy Code or otherwise) before any distribution is made in respect of the claims held by the Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, with the Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Junior Lien Secured Parties.

6.8.                            Proofs of Claim.  Subject to the limitations set forth in this Agreement, each First Lien Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Junior Lien Obligations or the Collateral in any Insolvency or Liquidation Proceeding.  If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, each First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Junior Lien Secured Parties with respect to any of the Junior Lien Obligations or any of the Collateral.  In furtherance of the foregoing, the Junior Lien Collateral Agent hereby appoints each First Lien Collateral Agent, as its attorneys-in-fact, with full authority in the place and stead of the Junior Lien Collateral Agent and full power of substitution and in the name of the Junior Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Collateral Agents are required or permitted to deliver pursuant to this Section 6.8, such appointment being coupled with an interest and irrevocable.

6.9.                            Plan of Reorganization.  Without limiting the generality of any provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Junior Lien Collateral Agent, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that no Junior Lien Secured Party may vote to accept or take any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization without the consent of each First Lien Collateral Agent and the First Lien Secured Parties, such that each First Lien Agent shall be entitled to have any such impermissible vote by any Junior Lien Secured Party to accept a Non-Conforming Plan of Reorganization dismissed.

SECTION 7.  Reliance; Waivers; etc.

7.1.                            Reliance.  The consent by the First Lien Secured Parties to the execution and delivery of the Junior Lien Documents to which the First Lien Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, acknowledges that it and the applicable Junior Lien Secured Parties have, independently and without reliance on any First Lien Collateral Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit

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analysis and decision to enter into the applicable Junior Lien Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Junior Lien Document or this Agreement.

7.2.                            No Warranties or Liability.  The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, acknowledges and agrees that no First Lien Collateral Agent nor any of the First Lien Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they, in their sole discretion, may otherwise deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Lien Collateral Agent, any Junior Lien Representatives or any of the Junior Lien Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement.  No First Lien Collateral Agent nor any First Lien Secured Parties shall have any duty to the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Junior Lien Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the First Lien Collateral Agents, the First Lien Secured Parties, the Junior Lien Collateral Agent and the Junior Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Junior Lien Obligations, the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3.                            Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Collateral Agents and the First Lien Secured Parties, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Lien Documents or any Junior Lien Documents; or any lack of or other matter relating to the validity, enforceability, perfection or priority of any lien creating or existing or purported to be creating or existing thereunder;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement, First Lien Indenture or any other First Lien Document or of the terms of the Initial Junior Lien Debt Document or any other Junior Lien Document;

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(c)                                  any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)                                  any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or the Junior Lien Obligations in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1.                            Conflicts.  Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Junior Lien Document, the provisions of this Agreement shall govern.

8.2.                            Continuing Nature of This Agreement; Severability.  Subject to Section 5.1(a)(y), Section 5.7 and Section 6.3, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred or such later time as all the Obligations in respect of the Junior Lien Obligations shall have been paid in full.  This is a continuing agreement of lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Junior Lien Collateral Agent or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Obligations in reliance hereon.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3.                            Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Junior Lien Collateral Agent or the First Lien Collateral Agents shall be deemed to be made except as contemplated by the First Lien Documents and the Junior Lien Documents and then pursuant to an agreement or agreements in writing signed by or on behalf of the First Lien Collateral Agents and the Junior Lien Collateral Agent or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of First Lien Collateral Agents, any First Lien Secured Party, the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party to (i) provide for a replacement of any First Lien Collateral Agent in

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accordance with the applicable First Lien Documents (including for the avoidance of doubt to provide for a replacement of any First Lien Collateral Agent assuming such role in connection with any Refinancing of the Credit Agreement), provide for a replacement Junior Lien Collateral Agent in accordance with the Junior Lien Documents (including for the avoidance of doubt to provide for a replacement Junior Lien Collateral Agent assuming such role in connection with any Refinancing of the Junior Lien Documents permitted hereunder) and/or secure additional extensions of credit or add other parties holding First Lien Obligations or Junior Lien Obligations to the extent such Indebtedness does not expressly violate the Credit Agreement, the First Lien Indenture or the Initial Junior Lien Debt Document and (ii) in the case of such additional Junior Lien Obligations, (a) establish that the Liens on the Collateral securing such Junior Lien Obligations shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations (at least to the same extent as the Liens on the Collateral in favor of the Junior Lien Obligations are junior and subordinate to the Liens on the Collateral in favor of the First Lien Obligations pursuant to this Agreement immediately prior to the incurrence of such additional Junior Lien Obligations) and (b) provide to the holders of such Junior Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by all First Lien Collateral Agents) as are provided to the Junior Lien Secured Parties under this Agreement.  Any amendments adding such additional agents (“Additional Collateral Agents”) may be accomplished by delivering to each First Lien Collateral Agent and each Junior Lien Collateral Agent an “Additional Party Addendum” hereto substantially in the form of Exhibit A hereto, accompanied by an Officers’ Certificate referred to below.  Any such additional party and agent shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the Credit Agreement, the First Lien Indenture, the other First Lien Documents, the Initial Junior Lien Debt Document, the other Junior Lien Documents and this Agreement if such determination is set forth in an Officers’ Certificate delivered to such party, each First Lien Collateral Agent and the Junior Lien Collateral Agent.  For the avoidance of doubt, unless otherwise agreed to among the Junior Lien Secured Parties (and in addition to any additional requirements with respect to any Initial Junior Lien Obligations set forth in the Indenture), the Junior Lien Collateral Agent shall for all purposes hereof act at the direction of the Junior Lien Secured Parties holding a majority of then outstanding Junior Lien Obligations.

8.4.                            Information Concerning Financial Condition of the Company and the Subsidiaries.  Each First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, each Junior Lien Representative and the Junior Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Junior Lien Obligations.  Each First Lien Collateral Agent, the First Lien Secured Parties, the Junior Lien Collateral Agent, each Junior Lien Representative and the Junior Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that any First Lien Collateral Agent, any First Lien Secured Party, the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agents, the First Lien Secured Parties, the Junior Lien Collateral Agent, the

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Junior Lien Representatives and the Junior Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.                            Subrogation.  The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6.                            Application of Payments.  Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations by the First Lien Secured Parties in a manner consistent with the terms of the First Lien Documents.  Except as otherwise provided herein, the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7.                            Consent to Jurisdiction; Waivers.  The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8.                            Notices.  All notices to the First Lien Secured Parties and the Junior Lien Secured Parties permitted or required under this Agreement may be sent to the First Lien Collateral Agents or the Junior Lien Collateral Agent, respectively, as provided in the First Lien Indenture, the Initial Junior Lien Debt Document, the Credit Agreement, the other relevant First Lien Document or the other relevant Junior Lien Document, as applicable.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the

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purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

In addition to the foregoing, the First Lien Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the First Lien Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the First Lien Collateral Agent in its discretion elects to act upon such instructions, the First Lien Collateral Agent’s understanding of such instructions shall be deemed controlling.  The First Lien Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the First Lien Collateral Agent reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the First Lien Collateral Agent, including without limitation the risk of the First Lien Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

8.9.                            Further Assurances.  The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, and each First Lien Collateral Agent, on behalf of itself and the applicable First Lien Secured Party, agree that each of them shall take such further action and shall execute and deliver to the First Lien Collateral Agents such additional documents and instruments (in recordable form, if requested) as any First Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10.                     Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11.                     Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Collateral Agents, the First Lien Secured Parties, the Junior Lien Collateral Agent, the Junior Lien Representatives, the Junior Lien Secured Parties, the Company, the Grantors consenting hereto and their respective permitted successors and assigns.

8.12.                     Specific Performance.  Any First Lien Collateral Agent may demand specific performance of this Agreement.  The Junior Lien Collateral Agent, on behalf of itself and each Junior Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Collateral Agent.

8.13.                     Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

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8.14.                     Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.

8.15.                     Authorization.  By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement.  Each First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Secured Parties.  The Junior Lien Collateral Agent and each Junior Lien Representative represents and warrants that this Agreement is binding upon the Junior Lien Secured Parties.

8.16.                     No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Lien Obligations and Junior Lien Obligations.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17.                     Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.  This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.  All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18.                     First Lien Collateral Agents and Junior Lien Collateral Agent.  It is understood and agreed that (a) BANA is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Section [9] of the Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) BNY Mellon, in its capacity as First Lien Notes Collateral Agent, is entering into this Agreement in its capacity as collateral agent, and the rights, privileges and immunities of the Trustee and the Collateral Agent set forth in provisions of the First Lien Indenture shall also apply to the First Lien Notes Collateral Agent hereunder and (c) [               ], in its capacity as Junior Lien Collateral Agent, is entering in this Agreement in its capacity as collateral agent, and the provisions of Sections [  ] of the Initial Junior Lien Debt Document applicable to the trustee and the collateral agent thereunder shall also apply to the Junior Lien Collateral Agent hereunder.

8.19.                     Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement or any other First Lien Document, or the Initial Junior Lien Debt Document or any other Junior Lien Document, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other First Lien Documents or the Initial Junior Lien Debt Document or any other Junior Lien Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the

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First Lien Secured Parties in respect of the Collateral as among such First Lien Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, the Credit Agreement or any other First Lien Document or the Initial Junior Lien Debt Document or any other Junior Lien Document.

8.20.                     References.  Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any First Lien Document or Junior Lien Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable First Lien Document or Junior Lien Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with the applicable First Lien Document or Junior Lien Document.

8.21.                     Intercreditor Agreements.  Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that (i) the Junior Lien Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the Junior Lien Secured Parties in respect of the Collateral, this Agreement and the other Junior Lien Documents, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral and (ii) the First Lien Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the First Lien Secured Parties in respect of the Collateral, this Agreement and the other First Lien Documents, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral.  In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Security Document or Junior Lien Security Document, and the provisions of this Agreement and the other First Lien Security Documents and Junior Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Junior Lien Secured Parties on the other hand.  None of the Company, any Grantor or any Subsidiary of the Company or any other creditor thereof shall have any rights hereunder.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the First Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.  Without limiting anything contained herein and for the avoidance of doubt, with respect to any intercreditor agreements (or similar arrangements) entered into by Junior Lien Secured Parties (as among themselves) governing the rights, benefits and privileges among Junior Lien Secured Parties in respect of Collateral as referred to above, the Initial Junior Lien Representative, acting on behalf of the Initial Junior Lien Secured Parties, may, at the written request of the Company, enter into and

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execute on behalf of itself and the Initial Junior Lien Secured Parties, any intercreditor agreement with any other Junior Lien Representative on behalf of other Junior Lien Secured Parties with respect to Collateral to the extent permitted under the First Lien Documents and the Junior Lien Documents, which intercreditor agreement is substantially identical to this Agreement except that the liens on the Collateral granted to such other Junior Lien Secured Parties shall be junior and subordinated to the First Priority Liens on Collateral granted to the First Lien Secured Parties pursuant to the First Lien Security Documents to the same extent as the Junior Liens on Collateral are junior and subordinate to the First Priority Liens granted to the First Lien Secured Parties under this Agreement and the First Lien Security Documents.  Each First Lien Collateral Agent shall be entitled to rely on an Officers’ Certificate and/or an opinion of counsel, as requested by any First Lien Collateral Agent and at the Company’s expense, that such intercreditor agreement satisfies the criterion set forth in the preceding sentence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as a First Lien Collateral Agent

By:
Name:
Title:
Address:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as a First Lien Collateral Agent

By:
Name:
Title:
Address:

[ ], as Junior Lien Collateral Agent

By:
Name:
Title:
Address:

CONSENT OF COMPANY AND GRANTORS-

Dated:  [              ], 20[  ]

Reference is made to the Intercreditor Agreement dated as of the date hereof among BANK OF AMERICA, N.A., as Credit Agreement Collateral Agent, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Lien Notes Collateral Agent, and [                                      ], as Junior Lien Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto.  Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party or Junior Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the First Lien Documents or the Junior Lien Documents.  Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and the Junior Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agents or the Junior Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York.  Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Credit Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

THE MCCLATCHY COMPANY

By:
Name:
Title:

C-1

Exhibit A

ADDITIONAL PARTY ADDENDUM

Reference is made to the Intercreditor Agreement dated as of [               ], 20[  ] among BANK OF AMERICA, N.A., as Credit Agreement Collateral Agent, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Lien Notes Collateral Agent, and [                                      ], as Junior Lien Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, by execution of this Additional Party Addendum on [                   ], hereby acknowledges and agrees to be bound as a [replacement First Lien Collateral Agent] [replacement Junior Lien Collateral Agent][Junior Lien Representative] to the Intercreditor Agreement as if it were an original party thereto.  The undersigned represents and warrants that it has received a copy of each of the First Lien Documents and Junior Lien Documents and satisfies each and all of the criteria set forth therein for the assumption of this agency.  This Additional Party Addendum shall become effective upon delivery of the Officers’ Certificate contemplated by Section 8.3 of the Intercreditor Agreement [and upon satisfaction of the foregoing conditions:  [                                 ]].

This Additional Party Addendum shall be governed and construed in accordance with the laws of the State of New York.  Notices delivered to the undersigned pursuant to this Additional Party Addendum shall be delivered in accordance with the notice provisions set forth in the Credit Agreement but to the address set forth below or such other address provided in writing, to the Company and other party to the Intercreditor Agreement.

By:
Name:
Title:

Date:

Address: